UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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KAMAN CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

APRIL 16, 2008

Notice is hereby given that the Annual Meeting of Shareholders of Kaman Corporation will be held at the offices of the company, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, on the 16th day of April, 2008, at 11:00 a.m., local time, for the following purposes:

1. To elect one (1) Class 2 Director to serve for a term of two (2) years and three (3) Class 3 Directors to serve for terms of three (3) years, until their successors are duly elected and qualify.

2. To approve the company’s Cash Bonus Plan (Amended and Restated as of January 1, 2008).

3. To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the ensuing year.

4. To transact such other business as may properly come before the meeting.

The close of business on February 19, 2008 has been fixed as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

This year, we are utilizing new U.S. Securities and Exchange Commission rules that permit companies to furnish proxy materials to their shareholders over the Internet. We believe that this process will expedite the delivery of proxy materials, reduce printing and postage costs and eliminate bulky paper documents from your files, creating a more efficient process for both shareholders and the company. On or about March 5, 2008, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders’ use of this new process, including how to access our Proxy Statement and Annual Report to Shareholders and the information contained therein, as well as instructions for submitting your proxy via telephone or the Internet.

All shareholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CANDACE A. CLARK, Senior Vice President, Chief Legal Officer, and Secretary

Dated March 5, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. AS AN ALTERNATIVE, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH DOES NOT REQUIRE POSTAGE. VOTING OVER THE INTERNET, VIA THE TOLL FREE NUMBER OR COMPLETING AND MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE IS MUCH APPRECIATED.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 16, 2008

This Proxy Statement is being furnished to the holders of Common Stock of Kaman Corporation (the “company” or “Company”) in connection with the solicitation by the company’s Board of Directors (sometimes referred to as the “Board”) of proxies for use at the company’s Annual Meeting of Shareholders (sometimes referred to as the “Annual Meeting”) to be held on Wednesday, April 16, 2008 (or at any adjournments or postponements thereof), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders dated March 5, 2008.

The close of business on February 19, 2008 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of February 19, 2008, the company had 25,195,482 shares of Common Stock outstanding, each of which is entitled to one vote. A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Any shareholder who votes by proxy using the telephone or the Internet as described in the proxy materials, or signs and returns a proxy card, may revoke it at any time before it is voted, in the manner discussed below.

Under new rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have chosen to furnish our proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to our shareholders over the Internet and to provide a Notice of Internet Availability of Proxy Materials by mail, rather than mailing printed copies of the proxy materials to you.

You will not receive a printed copy of our proxy materials unless you request them by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials explains how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also explains how you may submit your proxy via telephone or the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders of record on or about March 5, 2008. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on a web site referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

Voting Procedure

Under the applicable provisions of the Connecticut Business Corporation Act (the “CBCA”), a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. For this purpose, only shares of Common Stock held by those present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the company as provided herein will be considered to be represented at the Annual Meeting. All shares of Common Stock represented at the Annual Meeting will be counted for quorum purposes without regard to abstentions or broker non-votes as to any particular item.

Before the Annual Meeting, you can appoint a proxy to vote your shares of Common Stock by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can appoint a proxy to vote your shares of Common Stock (i) by using the Internet (http://www.proxyvoting.com/kamn), (ii) by calling the toll-free telephone number (1-866-540-5760) or (iii) if, by request, you have received a printed copy of our proxy materials, you may indicate your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting.

All duly submitted proxies received prior to the Annual Meeting will be voted in accordance with the terms of such proxies. Shares of Common Stock represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the Board of Directors. Shares of Common Stock represented by proxies that are returned improperly marked will be counted as present for purposes of determining a quorum but will be treated as abstentions for voting purposes. Unsigned proxies will not be counted for any purpose.

Directors are elected by a plurality of the votes cast. Approval of Proposals No. 2 and 3 requires the affirmative vote of a majority of shares voted on the Proposal at the meeting in person or by proxy. Please also refer to the Company Policy Regarding Director Elections discussed below. Broker non-votes and proxies marked to abstain or withhold from voting with respect to any item to be voted upon at the Annual Meeting will not be considered for purposes of determining the tally of shares cast for or against such item and, therefore, will not affect the outcome of Proposals No. 1, 2 or 3.

A duly submitted proxy may nevertheless be revoked at any time insofar as it has not been exercised. A person may revoke a proxy electronically by casting a new vote via the Internet or by telephone or a proxy may be revoked by (i) giving written notice to the company’s Corporate Secretary, (ii) subsequently granting a later-dated proxy or (iii) attending the Annual Meeting and voting in person. If you submit a later dated proxy, it will have the effect of revoking any proxy that you submitted on an earlier date and will constitute a revocation of all previously granted authority to vote for every proposal included on any previously submitted proxy. Attendance at the Annual Meeting will not by itself revoke a proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of the company prior to the beginning of the Annual Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Annual Meeting or sent to Kaman Corporation, Corporate Headquarters, 1332 Blue Hills Avenue, Bloomfield, CT 06002, Attention: Corporate Secretary. The Board has no reason to believe that the persons nominated for election as Directors will be unable to serve if elected. The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in Proposals No. 1, 2 and 3 and the Notice of Annual Meeting of Shareholders. However, if other matters are presented, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment. All shares represented by the proxy, if given prior to the Annual Meeting and not revoked as described herein, will be voted in the manner specified.

Company Policy Regarding Director Elections

In September 2006, the Board of Directors amended its Governance Principles by adding a policy to be followed by the Board under certain circumstances when a nominee for election as a director does not receive a majority of the votes cast with respect to that director. The policy follows:

Majority Vote. In an uncontested election for Directors (one in which the number of nominees does not exceed the number of Directors to be elected) at a meeting of shareholders duly called and held, any Director nominee who does not receive a majority of the votes cast but is elected pursuant to a plurality vote, shall promptly tender his or her resignation following certification of the shareholder vote by the company’s tabulation agent. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a Director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that Director’s election. “Votes cast” include votes to withhold authority and exclude abstentions with respect to that Director’s election.

The Process. The Corporate Governance Committee shall make a recommendation to the Board as to acceptance or rejection of the tendered resignation or whether other action should be taken, and, depending on the recommendation, whether or not a resulting vacancy should be filled. The Board will act on the tendered resignation, taking into account the Committee’s recommendation. The Board will publicly disclose its decision and the rationale therefor in a press release to be disseminated in the customary manner together with the filing of an SEC Form 8-K report. This deliberation and disclosure process shall be completed within ninety (90) days after the aforementioned shareholder vote certification. A Director who has tendered his or her resignation in accordance with this policy shall not participate in the Corporate Governance Committee’s determination process and/or the Board’s action regarding the matter.

Factors. In arriving at their recommendations/decision, the Corporate Governance Committee and the Board shall evaluate such tendered resignation in light of the best interests of the company and its shareholders and may consider any information that they consider relevant and appropriate, including the:

•	Director’s qualifications in light of the overall composition of the Board;

•	Director’s past and anticipated future contributions to the Board;

•	stated reasons, if any, for the “withheld” votes and if the underlying cause can be otherwise addressed; and

•

potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation (including Nasdaq rules or federal securities laws) or triggering defaults or other adverse consequences under material contracts or the acceleration of change-in-control provisions and other rights in employment agreements, if applicable.

Determination; Board Vacancies. If the Board determines to accept the resignation of a Director nominee, the Board may, in its sole discretion, (a) fill the resulting vacancy with any other person pursuant to the provisions of Article Seventh of the company’s Amended and Restated Certificate of Incorporation, or (b) reduce the number of Directors of the Board to equal the number of remaining Directors pursuant to the provisions of Article Seventh of the company’s Amended and Restated Certificate of Incorporation. In the event the Board elects to fill the resulting vacancy on the Board, the term of the Director so elected shall expire at the next annual meeting of shareholders at which Directors are to be elected.

If the Board determines not to accept the resignation of a Director nominee, such Director will continue to serve until the annual meeting for the year in which such Director’s term expires and until such Director’s successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ELECTION OF ONE CLASS 2 DIRECTOR FOR A TWO-YEAR TERM AND THREE CLASS 3 DIRECTORS FOR THREE-YEAR TERMS (Proposal No. 1)

The Board of Directors Recommends a Vote “For” All Nominees

As provided by the company’s Amended and Restated Bylaws (the “Bylaws”), each director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify, unless he or she dies, resigns, retires, or is removed from office. The initial term for Mr. Neal J. Keating, who was elected to the Board as a Class 2 Director effective September 17, 2007 when he joined the company as President, will expire at the 2008 Annual Meeting. In order to assure that each Class of Directors is as nearly equal in number as possible, Mr. Keating has been nominated for election at the 2008 Annual Meeting for a two-year term that will expire at the Annual Meeting in 2010, which will be coincident with expiration of the terms of the other Class 2 Directors (Eileen S. Kraus and Richard J. Swift). In addition, three individuals are nominated for election at the 2008 Annual Meeting for three-year terms that will expire at the Annual Meeting in 2011. The nominees for election to the Board of Directors are Brian E. Barents and Edwin A. Huston, currently members of the Board of Directors, and Thomas W. Rabaut, who was elected to the Board effective March 1, 2008 to fill the vacancy created by Mr. Paul R. Kuhn’s retirement as a Director and Chairman of the company, effective February 29, 2008.

Directors are elected by a plurality of the votes cast. Votes withheld will not be treated as votes cast and, therefore, will not affect the outcome of the election. Proxies may be voted only for the number of nominees named by the Board of Directors.

Following is information about each nominee for election as a director and the five directors whose terms continue after the Annual Meeting, including name, age, and business experience during the last five years. None of the organizations listed as business affiliates of the directors is an affiliate of the company.

Nominees for Election at the 2008 Annual Meeting

Class 2 Director For a Term Expiring in 2010

Neal J. Keating

Mr. Keating, 52, was elected President and Chief Operating Officer as well as a Director of the company, effective September 17, 2007. Effective January 1, 2008, he was serving as President and Chief Executive Officer and effective March 1, 2008 he has been appointed to the additional position of Chairman. Prior to joining the company, Mr. Keating served as Chief Operating Officer at Hughes Supply, a $5.4 billion wholesale distributor that was acquired by Home Depot in 2006. Prior to that, from August 2002 to June 2004, he served as Managing Director/Chief Executive Officer of GKN Aerospace, a $1 billion aerospace subsidiary of GKN, plc, serving also as Executive Director on the Main Board of GKN plc and as a member of the Board of Directors of Agusta-Westland. From 1978 to July 2002, Mr. Keating served in increasingly senior positions at Rockwell International and as Executive Vice President and Chief Operating Officer of Rockwell Collins, Commercial Systems, a $1.7 billion commercial aerospace business from 2001 through 2002.

Class 3 Directors For a Term Expiring in 2011

Brian E. Barents

Mr. Barents, 64, has been a Director since 1996. He is the retired President and Chief Executive Officer of Galaxy Aerospace Corp. Prior to that, he was President and Chief Executive Officer of Learjet, Inc. He is also a director of Hawker Beechcraft, Inc., The Nordam Group, CAE, Inc. and Aerion Corp.

Edwin A. Huston

Mr. Huston, 69, has been a Director since 2002. He is the retired Vice Chairman of Ryder System, Incorporated, an international logistics and transportation solutions company and a director of The Hackett Group (formerly Answerthink, Inc.), Tennenbaum Opportunity Fund and Unisys Corporation.

Thomas W. Rabaut

Mr. Rabaut, 59, was elected a Director effective March 1, 2008 to fill the vacancy created by Mr. Kuhn’s retirement on February 29, 2008. Because his initial term will end coincident with the 2008 Annual Meeting, Mr. Rabaut is a nominee for election at the 2008 Annual Meeting to a three-year term ending in 2011. Mr. Rabaut has served as a Senior Advisor to The Carlyle Group, a global private equity firm, since January 2007. From June 2005 to January 2007, he was President of the Land & Armaments Operating Group of BAE Systems, a global leader in the design, development and production of military systems. From January 1994 to June 2005, he served as President and Chief Executive Officer of United Defense Industries, Inc., a privately held company that was acquired by BAE Systems in 2005. He is a director of Cytec Industries, Inc.

Continuing Directors

Class 1 Directors Whose Term Expires in 2009

Robert Alvine

Mr. Alvine, 69, has been a Director since 2006. He is currently Chairman and CEO of i-Ten Management Corp., a private equity investment and management firm, and i-Ten Capital, a capital formation and investment firm. Mr. Alvine also serves as Senior Operating Partner of De Sai Capital, an LBO firm, and Chairman and Partner of Premier Subaru & Premier Realty Co. LLC. He is also the former Chairman and CEO of C&D Technologies, Inc., a provider of electrical power storage systems, and AP Parts Corp. and International Automotive Products Holdings, Inc., providers of transportation and automotive products, as well as the former CEO and President of Uniroyal Engineering Products and Services, Inc., including several diversified global high technology, commercial and service businesses. He was also a director of EDO Corp. for fourteen years prior to its recent acquisition by ITT Corporation.

E. Reeves Callaway III Mr. Callaway, 60, has been a Director since 1995. He is the Founder and President and Chief Executive Officer of The Callaway Companies, an engineering services firm.

Karen M. Garrison

Ms. Garrison, 59, has been a Director since 2006. She retired as President–Pitney Bowes Business Services, a major manufacturer of postal equipment/software and service provider, in 2004. She is a director of Standard Parking Corporation and Tenet Healthcare.

Class 2 Directors Whose Term Expires in 2010

Eileen S. Kraus

Ms. Kraus, 69, has been a Director since 1995 and currently serves as the Board’s Lead Director. She is the retired Chairman of Fleet Bank Connecticut and is a director of The Stanley Works and Rogers Corporation.

Richard J. Swift

Mr. Swift, 63, has been a Director since 2002. He is former Chairman of the Financial Accounting Standards Advisory Council and retired Chairman, President and Chief Executive Officer of Foster Wheeler Ltd., a provider of design, engineering, construction, and other services. He is a director of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated and CVS Caremark Corporation.

Directors Whose Terms Have Ended or Will End at the 2008 Annual Meeting

Dr. John A. DiBiaggio, a Director since 1984, will retire coincident with the 2008 Annual Meeting. Mr. Paul R. Kuhn, a Director since 1999, retired as a Director and Chairman of the Board effective February 29, 2008. The company and the other members of the Board are grateful for their guidance and support over the years.

CORPORATE GOVERNANCE

Board Independence

The company’s Governance Principles contemplate that a significant majority of the Board should consist of independent Directors and that a director will generally be considered ‘independent’ if he or she is not a current employee, does not receive remuneration from the company other than by virtue of his or her service as a Director, and does not have a business relationship with the company. In all cases, the Board also follows legal and regulatory requirements for the definition of independence relative to Board Committee service. The Board has determined that all of the current directors are independent under this definition, with the exception of Mr. Keating, who is serving as the company’s Chairman, President and Chief Executive Officer (Mr. Kuhn, who had been serving as Chairman retired on February 29, 2008). None of the other directors are current or former employees of the company. The company’s Governance Principles can be accessed on the company’s web site at www.kaman.com by clicking on “Corporate Governance”. In addition, all of the current directors other than Mr. Keating are considered independent under Nasdaq rules. There were no transactions, relationships or arrangements not disclosed in this proxy statement under the caption “Transactions with Related Persons” that were considered by the Board in determining the independence of any of its members.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information provided to the company by persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”), there was one Section 16(a) reporting delinquency that occurred in 2007 consisting of an administrative delay of approximately seven days in filing a Form 3 (Initial Statement of Beneficial Ownership) for John J. Tedone, who was elected Vice President-Finance and Chief Accounting Officer of the company on April 17, 2007.

Code of Business Conduct

The company has for several years maintained a Code of Business Conduct applicable to all of its employees and the Board of Directors. This Code of Business Conduct is also applicable to the company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The current Code of Business Conduct, which was amended in February 2008, may be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate Governance” and then “Kaman Code of Conduct”.

The Board and Its Committees

The Board met seven times in 2007, six of which were regular meetings. The Board maintains the following standing committees: Corporate Governance, Audit, Personnel & Compensation, and Finance. The charters of each committee, including Audit and Personnel & Compensation, can be found on the company’s web site. In 2007, each Committee held the number of meetings indicated: Audit Committee, eight; Corporate Governance Committee, eight; Personnel & Compensation Committee, seven; and Finance Committee, five. During 2007, the Corporate Governance Committee also carried out the process of identifying Mr. Keating, the successor to Mr. Kuhn and met several times for that purpose. The Corporate Secretary prepares a draft agenda for each committee meeting based upon each committee’s regular business and any current business; each committee chairman reviews, revises, and approves the agenda.

Each member of the Board attended more than 75% of the Board and Committee meetings. All but two Directors attended the 2007 Annual Meeting of Shareholders and all Directors are strongly encouraged to attend the 2008 Annual Meeting.

In April 2007, the size of the company’s Board was set at nine members; this was increased to ten in September 2007 when Mr. Keating joined the company as President and a Director. The size of the company’s Board has been reset at nine members for 2008, with four directors, including Mr. Keating, to be elected at the April 16, 2008 Annual Meeting. The company’s Bylaws provide that the Board will consist of no fewer than three nor more than fifteen directors. The company’s Governance Principles indicate that a Board size of nine to eleven individuals continues to be considered appropriate.

The Board amended the company’s Bylaws in February 2008 in order to clarify the roles of Chairman, Chief Executive Officer, and President. In November 2007, the Board amended the company’s Bylaw provision for mandatory Director retirement at age 72 (age 75 for Directors serving as of November 14, 2000) to permit the Board to make an exception to the retirement age of 72 (but not the age 75 requirement). The Board intends to exercise this right only under extraordinary circumstances. In addition, the company’s Governance Principles require Directors who change the principal occupation, position, or responsibility held at the time of their election to submit a letter of resignation to the Board and a judgment will be made in each case as to the appropriateness of continued membership under the circumstances. The Lead Director is elected annually by the Board and Eileen S. Kraus currently serves in that role. The Lead Director’s responsibilities were restated by an amendment to the company’s Governance Principles in November 2007 to clarify the various roles of Lead Director, including: membership on the Corporate Governance Committee; serving as Chair of the Board’s executive sessions (which are held in conjunction with each regularly scheduled meeting and at other times as needed) and of Board meetings at which the Chairman and Vice Chairman (if any) are not in attendance; liaison between the Chairman and the independent Directors; providing counsel to the Chairman and Chief Executive Officer, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and such other responsibilities as the Board may delegate from time to time. In performing these responsibilities, the Lead Director is expected to consult with the chairpersons of other Board Committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board Committees and their chairpersons.

Communications with the Board

Shareholders or others wishing to communicate with any member of the Board of Directors, a Board Committee, or the Lead Director may do so by mail, addressed to Kaman Corporation Corporate Headquarters, c/o Corporate Secretary, 1332 Blue Hills Ave., Bloomfield, Connecticut 06002 or by e-mail through the Kaman Corporation web site at www.kaman.com using the tab “Contact Information” and choosing the “Corporate Secretary’s Office” link. The Corporate Secretary will compile all such communications and forward each item to the individual to whom it is directed or, if the communication is not directed to any particular Board member, to the entire Board. Items that the Corporate Secretary determines are frivolous, unlawful or that constitute commercial advertisements will not be included.

Director Education

The Board and the company have an orientation process for new Directors that includes background material, meetings with senior management and visits to company facilities.

The Board maintains a policy that Directors should be regularly exposed to instruction relative to current developments in their roles and responsibilities as directors and to information relevant to the market segments in which the company operates. During 2007, the Board received presentations from outside industry experts regarding developments and trends in certain market segments, presentations from outside counsel regarding certain developments in the law, and participated in training sessions regarding the company’s Code of Business Conduct. Most Directors participated in these sessions.

Corporate Governance Committee

The Corporate Governance Committee is composed of the chairpersons of the standing committees and the Lead Director, if the Lead Director is not already a Committee chairperson. The current members of the Committee are:

Eileen S. Kraus, Chair and Lead Director

John A. DiBiaggio (Chair of the Finance Committee)

Edwin A. Huston (Chair of the Audit Committee)

Richard J. Swift (Chair of the Personnel & Compensation Committee)

The Corporate Governance Committee charter requires that each Committee member satisfy the independence requirements of Nasdaq rules, as such requirements may be amended from time to time and further, that each member be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. All members of the Corporate Governance Committee meet these requirements. The Corporate Governance Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate Governance,” then “Board Committee Charters” and “Corporate Governance Committee.”

The Committee assists the Board in fulfilling the Board’s responsibilities, particularly with regard to: a) matters of corporate governance; b) board and committee organization, membership, compensation, function and performance; c) evaluation of the performance of the Chief Executive Officer; and d) succession planning for executive management. Without limiting the generality of the foregoing, the Corporate Governance Committee reviews and recommends to the Board adoption of governance policies and principles for the company, periodically reviews such governance policies and procedures, and submits any recommended changes for approval by the Board; conducts ongoing review of the functioning of the Board and the fulfillment of its legal responsibilities in a manner that effectively serves the interests of the company’s shareholders and makes recommendations regarding such matters to the Board; monitors directors’ compliance with stock ownership guidelines adopted from time to time by the Board; makes recommendations to the Board regarding shareholder proposals for the company’s proxy materials or for consideration by shareholders at annual or special shareholder meetings; reviews and recommends policies and practices of the Board, which may include policies on the size of the Board, the desired skills, characteristics and other qualifications of Directors, Board retention, retirement and resignation and the types, size, membership and function of the committees of the Board; establishes selection criteria for new Board members, identifying and reviewing the skills, characteristics and other qualifications of potential candidates for election to the Board; recommends individuals for selection by the Board as nominees for election to the Board by the shareholders; administers the Company’s policy regarding director elections as described at page 2 of this proxy statement; recommends to the Board annually candidates for membership on the Board’s committees and for the chairperson of each standing committee; assures that the charters of the other standing committees of the Board are periodically reviewed and that recommended changes, if any, to properly reflect committee functions and responsibilities be submitted for approval by the Board; assures that each standing Committee conducts an evaluation of its performance on an annual basis; reviews and recommends to the Board guidelines and procedures to be used by Directors and the Committee in evaluating Board performance and manages the annual performance evaluation process; reviews and recommends to the Board for its approval the amount and form of compensation to be paid to Directors; establishes performance goals for the Chief Executive Officer, evaluates the performance of the Chief Executive Officer against such goals on an annual basis, and discusses the findings of its evaluation with the Personnel & Compensation Committee and the Board in Executive Session; reviews and recommends to the Board candidates for successor to the Chief Executive Officer; and assures that management has established and maintains a process for filling senior executive positions other than the Chief Executive Officer.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically, but not less than annually, review and revise the charter, as appropriate.

Director Nominees

The Corporate Governance Committee is responsible for reviewing with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This includes review of the suitability for continued service of each Board member when his or her term expires and when he or she has a significant change in status. Overall, the assessment includes consideration of diversity, age, skills such as understanding of industries in which the company does business, international, financial or systems background, etc., all in the context of an assessment of the perceived needs of the Board at that point in time. The Board is responsible for selecting its own members and in recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance Committee which consults with the Chairman and Chief Executive Officer and a third-party consultant, after which it provides recommendations to the Board. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, its policy is that all candidates, including those recommended by shareholders, will be evaluated on the same basis. For the past several years, the Corporate Governance Committee has engaged a nationally recognized third-party consultant to assist in identifying potential candidates. In general, the consultant is provided with the Committee’s assessment of the skill sets and experience required in the context of current Board composition and will identify potential candidates for introduction to the Committee; thereafter, consideration of any such individuals is the responsibility of the Committee in consultation with the Chief Executive Officer. A search was conducted in 2007, which resulted in the Committee’s recommendation of Mr. Rabaut for election to the Board. The fee for this search was $75,000 plus out of pocket expenses.

Article II, Section 14 of the company’s Bylaws provide that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the company, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the company to nominate and elect a specified number of directors in certain circumstances. There are currently no shares of preferred stock issued and outstanding. Section 14 provides, in relevant part:

“Nominations of persons for election to the Board of Directors may be made at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors,

(a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 14.

In addition to any other applicable requirements, for a nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder’s written notice to the Secretary of the company must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of: (x) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs; and (y) a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission).

To be in proper written form, a stockholder’s notice to the Secretary of the corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder proposing such nomination, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 14.”

Audit Committee

The current members of the Audit Committee are:

Edwin A. Huston, Chair

Brian E. Barents

Karen M. Garrison

Eileen S. Kraus

The Audit Committee’s charter requires that each Committee member: (a) satisfy the independence requirements of Nasdaq rules, the Exchange Act, and the applicable rules and regulations of the SEC, as such requirements, rules and regulations may be amended from time to time; and (b) be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director and as a member of the Committee. All members of the Audit Committee meet these requirements. In addition, if a Committee member simultaneously serves on the audit committees of more than three companies whose stock is publicly traded (including this Committee), the Board must determine that such service would not impair such member’s ability to serve effectively on this Committee; no such determination is currently required. The Audit Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate Governance,” then “Board Committee Charters” and “Audit Committee.” The company’s Board of Directors has determined that Edwin A. Huston and Karen M. Garrison are “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is “independent” as that term is defined in Nasdaq rules.

The Committee is responsible for assisting the Board in fulfilling the Board’s responsibility to oversee the company’s financial reporting and accounting policies and procedures, and the annual independent audit of the company’s financial statements. Without limiting the generality of the foregoing, the Committee has sole authority to select, evaluate and, where appropriate, replace the company’s independent registered public accounting firm; reviews the results of audits by the independent auditor and meets with such auditor periodically and reports to the Board on its findings, including any recommendations that the Committee may have, based upon the advice of the independent auditor, with respect to financial reporting and accounting policies and procedures of the company and related financial and accounting controls and safeguards. The independent auditors report directly to the Committee and the Committee is directly responsible for approving the level of compensation of the independent auditors and the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee annually monitors and evaluates the qualifications, performance, effectiveness and independence of the company’s independent auditor and assures regular rotation of the lead partner and reviewing partner of the audit engagement team as required by law. The evaluation generally involves obtaining and reviewing a report by the company’s independent auditors at least annually regarding (i) the auditing firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken by the firm to address any such issues; and (iii) any relationships between the independent auditors and the company that may reasonably be thought to bear upon the firm’s independence. The Committee reviews and discusses with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board in order to confirm the continuing independence of the independent auditor. If so determined by the Committee, the Committee may take appropriate action to ensure the independence of the auditors. The Committee has also established a policy for the company’s hiring of current or former employees of the independent auditor to ensure that the auditors’ independence under applicable SEC rules and accounting standards is not impaired. The Committee is also responsible for monitoring the company’s business risk assessment framework and periodically reviews principal business risks with management, the independent auditor and the chief internal auditor. This Committee is not the only board committee that reviews such business risks, however.

The Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditors. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. With the assistance of the company’s independent auditor, the chief internal auditor, and management, the Committee reviews any significant issues related to the company’s internal controls over financial reporting, ascertains whether the independent auditor has any significant recommendations with respect to the company’s internal controls over financial reporting, and if so, whether they should be recommended to the Board for implementation. The Committee reviews, with management and the independent auditor, the company’s quarterly interim financial statements, ensures that the quarterly financial statements have been reviewed by the independent auditor, and discusses with the independent auditor any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee reviews and discusses with management and the independent auditor the company’s annual financial statements to be included in the company’s annual report to the SEC on Form 10-K, as audited by the independent auditor, prior to publication. The Committee determines whether to recommend to the Board that the audited financial statements of the company for the preceding fiscal year be included in the company’s Annual Report on Form 10-K for the preceding fiscal year. The Committee reviews disclosures, if any, made to the Committee by the company’s Chief Executive Officer and Chief Financial Officer during their certification process for the company’s periodic reports under the Exchange Act regarding: (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls over financial reporting. The Committee monitors the qualifications and effectiveness of the company’s chief internal auditor, including plans, activities and organizational structure; reviews significant reports, if any, prepared by the company’s chief internal auditor and recommends the appointment or discharge of such individual, as the Committee deems appropriate. The Committee has also established, and monitors management’s operation of, procedures for: the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, auditing, or other matters; as well as the confidential, anonymous submission by the company’s employees of concerns regarding questionable accounting, auditing, or other matters. The Committee meets regularly in executive session with the chief internal auditor and the independent auditor without management present.

The Committee’s charter reflects these responsibilities and the Committee and the Board periodically, but not less than annually, review and revise the charter, as appropriate. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

Personnel & Compensation Committee

The current members of the Personnel & Compensation Committee are:

Richard J. Swift, Chair

Robert Alvine

Brian E. Barents

E. Reeves Callaway III

The Personnel & Compensation Committee’s charter requires that each Committee member meet the definitions of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and otherwise meet all Nasdaq independence requirements. All members of the Personnel & Compensation Committee meet these requirements. The Personnel & Compensation Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate Governance”, then “Board Committee Charters” and “Personnel & Compensation Committee.”

The Committee’s role is to review and approve the terms of, as well as oversee, the company’s executive compensation strategies (including the plans and policies to execute those strategies), administer its equity plans (including review and approval of equity grants to executive officers) and annually review and approve compensation decisions relating to executive officers, including those for the Chief Executive Officer (CEO) and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers”) at page 27. This Committee considers the CEO’s recommendations when determining the compensation of the other executive officers. The CEO has no role in determining his own compensation although as part of the annual CEO evaluation process, he prepares a self-assessment for review by the Corporate Governance Committee, which shares that evaluation with this Committee. This Committee then submits its determinations regarding proposed CEO compensation at an executive session of the Board for consideration and approval.

The Committee also monitors management’s compliance with stock ownership guidelines adopted from time to time by the Board; reviews and approves employment, severance, change in control, and termination arrangements for all officers who are subject to Exchange Act Section 16 reporting obligations; periodically reviews the company’s policies and procedures for management development; and prepares the Committee’s report for inclusion in the Company’s annual proxy statement which evidences review and approval of the Compensation Discussion & Analysis included herein and also reviews and approves such other reports to shareholders as may be required by SEC or Nasdaq rules and regulations.

The Committee regularly meets in executive session with its independent consultant without any participation by management. The Committee’s Chair regularly reports the Committee’s recommendations on executive compensation to the Board of Directors. The Committee is supported in its work by the company’s human resources, legal and financial management personnel and its charter provides for the retention of independent third-party consultants and experts. A detailed discussion of the role of the Committee’s independent consultant is found under the heading “Oversight of the Executive Compensation Program” on page 16.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically, but not less than annually, review and revise the charter, as appropriate. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee was an officer or employee of the company or any of its subsidiaries during 2007. During 2007, no executive officer of the company served as a director of, or as a member of, the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of the Board or on the Board’s Personnel & Compensation Committee.

Finance Committee

The current members of the Finance Committee are:

John A. DiBiaggio, Chair

Robert Alvine

E. Reeves Callaway III

Karen M. Garrison

The Finance Committee’s charter requires that each of its members not be currently employed by the company and be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. All of the Finance Committee’s members meet these requirements. The Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate Governance,” then “Board Committee Charters” and “Finance Committee.”

The Committee assists the Board in fulfilling the Board’s responsibilities regarding matters of a material financial nature, including strategy, policies and condition of the company. Without limiting the generality of the foregoing, the Committee’s responsibilities include annual review of the company’s business plan from the perspective of projected sales and profits, funds flow, capital spending and financing requirements as well as the company’s long range planning strategies; periodic review of the company’s risk management program from an insurance coverage perspective; regular meetings with management’s Pension Administrative Committee to review the performance of the Kaman Corporation Thrift and Retirement Plan and the Kaman Corporation Employees’ Pension Plan, including specifically the financial performance of each plan’s investment managers and, in the case of the pension plan, compliance with the investment policy as approved by the Board; approval of the appointment or termination of the service of the trustees and/or investment managers; review and approval of actuarial assumptions and methods to be employed by the actuaries for the pension plan; review of all forms of major financing, including the issuance of securities or corporate borrowings; reviewing the financial aspects of proposed acquisitions or divestitures that exceed transaction levels for which the Board has delegated authority to management, including consideration of any substantial diversification of the company’s business and methods of financing; periodic advice and consultation with management regarding the company’s relationship with its lenders, compliance with financing agreements, including debt covenants, and dividend planning, use of significant derivative instruments, any significant foreign currency positions, and stock repurchase programs.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically, but not less than annually, review and revise the charter, as appropriate. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Stock Ownership Of Directors And Executive Officers

The following is information concerning beneficial ownership of the company’s stock by each Director and Director nominee of the company, each executive officer of the company named in the Summary Compensation Table, and all Directors and executive officers of the company as a group, as of February 1, 2008. Ownership is direct unless otherwise noted.

Name	Number of Shares Beneficially Owned as of February 1, 2008		Percentage
Robert Alvine	7,000		*
Brian E. Barents	9,500		*
T. Jack Cahill	41,581	(1)	*
E. Reeves Callaway III	9,500		*
Candace A. Clark	73,052	(2)	*
John A. DiBiaggio	9,500		*
Ronald M. Galla	50,806	(3)	*
Robert M. Garneau	65,705	(4)	*
Karen M. Garrison	4,000		*
Edwin A. Huston	7,500		*
Neal J. Keating	30,000	(5)	*
Paul R. Kuhn	145,925	(6)	*
Eileen S. Kraus	11,328		*
Thomas W. Rabaut	—
Richard J. Swift	5,000		*
All Directors and Executive Officers as a group	573,242	(7)	2.3%

*	Less than one percent.
(1)	Includes 8,800 shares subject to stock options exercisable or which will become exercisable within 60 days. Includes 1,225 shares held jointly with spouse.
(2)	Includes 45,000 shares subject to stock options exercisable or which will become exercisable within 60 days.
(3)	Includes 39,307 shares held jointly with spouse. Includes 10,779 shares subject to stock options exercisable or which will become exercisable within 60 days.
(4)	Includes 6,000 shares subject to stock options exercisable or which will become exercisable within 60 days.
(5)	Includes 10,000 shares held in a trust of which Mr. Keating and his spouse are trustees.
(6)	Includes 13,400 shares subject to stock options exercisable or which will become exercisable within 60 days. Includes 10,000 shares held jointly with spouse.
(7)	Includes 117,412 shares subject to stock options exercisable or which will become exercisable within 60 days.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2007 concerning Common Stock issuable under the company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2003 Stock Incentive Plan*	724,790	$16.02	1,463,545
Employees Stock Purchase Plan	—	—	421,277
Equity compensation plans not approved by security holders	—	—	—

Total	724,790	$16.02	1,884,822

*	Includes securities to be issued upon exercise of outstanding options granted under a predecessor plan.

Beneficial Owners Of More Than 5% Of Common Stock

Following is information about persons known to the company to be beneficial owners of more than five percent (5%) of the company’s voting securities. Except as otherwise indicated, all information is given as of February 1, 2008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
Gabelli Funds, LLC(1) One Corporate Center Rye, NY 10580	2,868,284	11.4

Dimensional Fund Advisors, Inc.(2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,921,940	7.6

AXA Financial, Inc.(3) 1290 Avenue of the Americas New York, NY 10104	1,579,824	6.3

Barclays Global Investors, N.A.(4) 45 Fremont Street San Francisco, CA 94105	1,313,087	5.2

(1)

As reported on Amendment No. 11 to Schedule 13D filed with the SEC on June 15, 2007 and includes shares held by GAMCO Investors, Inc., MJG Associates, Inc., Gabelli Advisors, Inc., GGCP, Inc., and Gabelli Securities, Inc.

(2)	As reported on a Schedule 13G filed with the SEC on February 6, 2008.
(3)

As reported on a Schedule 13G filed with the SEC on February 14, 2008 and includes shares held by AXA Assurances I.A. R. D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA, AXA Financial, Inc.

(4)	As reported on a Schedule 13G filed with the SEC February 5, 2008 and includes shares held by Barclays Global Fund Advisors and Barclays Global Investors, Ltd.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The executive compensation program’s goals are to attract, retain and motivate talented executives and reward outstanding performance to enable the company to be successful and enhance shareholder value. The executive officer compensation program structure is intended to motivate our key executives to achieve annual and longer term financial goals that will drive increases in shareholder value. This discussion and analysis may contain statements regarding future individual or company performance targets and goals. These targets and goals are disclosed in the limited context of the company’s executive compensation programs and should not be understood to be statements of management expectations or estimates of results or other guidance. We specifically encourage investors not to apply these statements in other contexts.

Oversight of the Executive Compensation Program

The Board’s Personnel & Compensation Committee, which we refer to as the Committee, directs the design of, and oversees, our executive compensation programs. A detailed discussion of the Committee’s structure, roles and responsibilities and related matters can be found above under the heading “Personnel & Compensation Committee” on page 12. During each of the last four years, the Committee has directly engaged Geoffrey A. Wiegman, founder and president of Wiegman Associates LLC, an independent compensation consulting firm to assist the Committee in fulfilling its responsibilities (Mr. Wiegman is referred to in this proxy statement as the

“independent consultant”). This independent consultant regularly attends Committee meetings. He may also conduct studies at the request of the company’s management, but did not do so during the fiscal year covered by this proxy statement. Mr. Wiegman is retained directly by the Committee and submits his invoices to the Committee chairman for approval and payment by the company. The Committee determines Mr. Wiegman’s assignments and provides the instructions for completing those assignments. During 2007, the Committee also utilized the services of outside legal counsel, who reports directly to the Committee for this purpose.

Following is a discussion of our executive compensation program as it relates to the company’s Named Executive Officers.

Executive Compensation Philosophy

We recognize the importance of maintaining objective and measurable goals in the design and administration of our executive compensation program and periodically review with the Committee the continued appropriateness of these goals in the context of the company’s operations and strategic direction. We also believe that base salary, annual cash bonuses and long-term incentives should reflect current market practices for companies of similar size. Offering competitive pay opportunities enables the company to maintain a stable and successful management team.

Compensation Policies

External Market Practices

The Committee does not use a peer group of companies to benchmark compensation. To date, the Committee has been unable to identify direct competitors that could be considered suitable peers either for the company as a whole or for its subsidiaries due to the ongoing diversity of its business segments. Instead, the Committee uses a market report prepared by the independent consultant that sets forth the 25th percentile, 50th percentile and 75th percentile for base salary, annual cash bonus and the annualized cash value of long-term incentives based on nationally recognized compensation surveys published by Hewitt Associates and Towers Perrin, two larger independent consulting firms. Exhibit 1 to this proxy statement identifies these surveys along with the number, type and size of the covered organizations. When necessary, the revenue size of organizations was adjusted for each position to provide a more accurate view of the market data. In order to test the reliability of this information, the independent consultant evaluated the compensation levels of other Russell 2000 companies having annual revenues between $750 million and $1.75 billion which are also identified on Exhibit 1 to this proxy statement. The independent consultant has advised the Committee that the data from this sample is consistent with the national compensation surveys when adjusting for company size. Using the results of this review, the Committee has made determinations with respect to base salary, annual bonus targets and long-term incentives that it believes are appropriate and reasonable.

Market Positioning

The Committee’s policy prior to 2007 was to target base salary and annual cash bonus levels at approximately the 75th percentile and a long-term compensation opportunity that was below the 50th percentile so that the total direct compensation (total cash compensation and the annualized cash value of long-term incentives) would be at approximately the 50th percentile of the survey data compiled by the independent consultant, which is referred to in this proxy as the “market median.” This strategy reflected the dual-class common stock structure of the company under which the Kaman family previously held the vast majority of the company’s voting stock. At that time the Committee believed that this dual-class stock structure adversely affected the ability of the company’s stock price to properly reflect its financial results. Thus, the Committee determined that it needed to provide greater cash compensation opportunities in order to offset the reduced opportunity to realize value through increases in the company’s stock price. In fact, actual base salary and annual cash bonuses actually paid were less than the 75th percentile because most of the Named Executive Officers were positioned below the midpoint of their salary grade.

Beginning with 2007, the Committee changed this policy so that the base salary, annual bonus target and annualized value of long-term incentives would each, over time, approximate the market median. The Committee anticipates that this change will be implemented gradually as a majority of the Named Executive Officers continue to be positioned below the midpoint of their salary grades based on the market report prepared by the independent consultant. The most significant impact of this change in policy is that it results in a greater percentage of the Named Executive Officers’ total compensation being placed on longer-term performance, thereby resulting in a greater percentage of total compensation (excluding benefits) that is performance-based.

Allocation of 2006 Compensation Package (Excluding Benefits)

	Fixed	Performance-Based
Name	Salary (% of Total)	Annual Financial Performance (% of Total)	Long-Term Financial Performance (% of Total)	Total Performance Related (% of Total)
Paul R. Kuhn	34%	28%	38%	66%
Robert M. Garneau	42%	25%	33%	58%
T. Jack Cahill	47%	23%	30%	53%
Candace A. Clark	47%	23%	30%	53%
Ronald M. Galla	49%	22%	29%	51%

Allocation of 2007 Compensation Package (Excluding Benefits)

	Fixed	Performance-Based
Name	Salary (% of Total)	Annual Financial Performance (% of Total)	Long-Term Financial Performance (% of Total)	Total Performance Related (% of Total)
Paul R. Kuhn	29%	24%	47%	71%
Neal J. Keating†	56%	44%	0%	44%
Robert M. Garneau	37%	22%	41%	63%
T. Jack Cahill	41%	20%	39%	59%
Candace A. Clark	41%	20%	39%	59%
Ronald M. Galla	43%	19%	38%	57%

†	Mr. Keating joined the company on September 17, 2007 and his first long-term performance award grant was made effective January 1, 2008.

Components of the Executive Compensation Program

The total compensation program for the Named Executive Officers consists of the following elements:

•	Base Salaries;

•	Annual Cash Bonuses;

•	Long-Term Incentives;

•	Retirement Benefits; and

•	Certain Other Benefits.

Salaries

The company provides each Named Executive Officer with a base salary in order to attract and retain his or her services from year to year. The Committee annually reviews and determines the base salaries of the CEO and other Named Executive Officers. Its determination regarding the CEO is subject to the Board’s approval. Base salaries for Named Executive Officers take into account the following factors in addition to the market median for each executive: level of responsibility, prior experience and breadth of knowledge. Increases to base salary are generally managed by using a salary increase budget guideline. This budget guideline is based on market data and is established using nationally recognized surveys of anticipated salary increases published by Buck Consultants, WorldatWork, and the Conference Board. The budget guideline is then applied to each Named Executive Officer, with the amount of salary increase, (if any) determined based upon the officer’s position within salary grade (with increase percentages slightly higher for individuals who are below the grade midpoint) and his/her supervisor’s assessment of individual contributions during the year.

The factors impacting base salary levels are not independently assigned specific weights. Rather, the Committee reviews all of the factors, including the recommendations of the CEO for his direct reports, and makes base salary decisions that reflect the totality of these factors. The Committee’s recommendation to the Board regarding the CEO’s salary is made after consultation with the Corporate Governance Committee concerning its assessment of the CEO’s performance for the year. The Corporate Governance Committee solicited input from all independent directors in connection with the 2007 performance assessment.

The salaries for all of the company’s Named Executive Officers in 2007 are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis. Each Named Executive Officer except Mr. Keating, who joined the company in September 2007, received a base salary increase in 2007 ranging from 3.5% to 5.2%. Overall, these increases were at rates comparable to the increases observed by the independent consultant in the published surveys described above. These increases were given notwithstanding the reduced salary target for 2007 because most of the Named Executive Officers were at or below the market median in 2006. Based upon the advice of its independent consultant, the Committee believes that the base salaries of the CEO and Named Executive Officers are at or near market median levels.

Annual Cash Bonuses

Our annual cash bonus plan (“Cash Bonus Plan”) is intended to reward employees for financial and operational performance that drives shareholder value and to focus our organization on meeting or exceeding designated individual goals. The plan provides employees, including our Named Executive Officers, the opportunity to earn cash awards for company and individual performance achieved during the fiscal year performance period. The plan components include an award opportunity (expressed as a percentage of base salary), the performance measures (such as growth in earnings per share), the weighting of each measure toward the executive’s total award, and the performance goal (such as a particular earnings per share target).

Award Opportunities

With the assistance of its independent consultant, the Committee establishes the target award opportunity for each Named Executive Officer based principally upon market practice as demonstrated by the Hewitt and Towers Perrin surveys previously described, and our desired emphasis on performance-based pay. Positioning award opportunities generally at the market median underscores the Committee’s compensation strategy that annual bonus levels should approximate market median levels when performance meets target expectations and the annual bonus should only exceed median levels when performance exceeds the company’s targeted objectives.

The 2007 target performance award opportunity for each Named Executive Officer was as follows:

Named Executive Officer	Award Opportunity Expressed as % of Base Salary
Paul R. Kuhn	80%
Neal J. Keating	80%
Robert M. Garneau	60%
T. Jack Cahill	50%
Candace A. Clark	50%
Ronald M. Galla	45%

Performance Measures

In accordance with the Cash Bonus Plan, actual bonuses for the Named Executive Officers (except Mr. Cahill, who is President of the Industrial Distribution segment) are primarily determined by comparing the company’s annual financial performance with performance of the Russell 2000 index companies and the executive’s individual performance. The Committee concluded that investors seeking to invest in the company would compare its performance against other similarly sized companies as represented by the Russell 2000 index and that the most likely measures affecting shareholder value over time are return on investment and growth in earnings per share. Financial performance goals for 2007 were established based on return on investment and growth in earnings per share as compared to the Russell 2000 Index, and actual performance against the company’s business plan, with each factor given equal weight. For each year, the company’s business plan is developed by subsidiary and corporate senior management generally beginning in October of the preceding year and is reviewed twice by the Board’s Finance Committee and approved by the Board at its February meeting.

The company’s actual return on investment and growth in earnings per share performance for the year for each performance factor is compared to the companies comprising the Russell 2000 for the immediate prior five-year period. If the company’s performance is at the median of the Russell 2000, the target bonuses will be earned. Financial performance in the 1st quartile results in no bonus payment; performance at the median results in a bonus at 100% of target for the performance goal; and performance at the top of, or above, the 3rd quartile results in a maximum bonus payment at 200% of the target for the performance goal. Interpolation is used to determine payments for financial performance between these quartiles. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually.

The business plan performance goal was measured with reference to the extent to which the company’s actual earnings per share performance exceeds budgeted earnings per share for 2007. If the company’s actual earnings per share meets budget, the target award for this factor is earned. To the extent that actual earnings per share exceeds budgeted earnings per share, a greater award is earned, up to a maximum of 200% of target. The budgeted 2007 earnings per share was 16.9% greater than actual earnings per share for 2006.

Under the terms of the Cash Bonus Plan, the Committee may grant a Named Executive Officer who is a corporate officer up to an additional 10% of his/her target award based on individual performance in 2007. Individual performance is evaluated with reference to attainment of specific measureable written goals within the Named Executive Officer’s areas of responsibility that are determined between the executive and his or her supervisor at the beginning of the year. For 2007, Mr. Kuhn’s individual goals related to implementing the CEO succession plan, increasing the profitability of the Aerospace segments, and the successful divestiture of the Music segment. Mr. Keating joined the company in September 2007 and thus had no assigned individual goals for the year. Mr. Garneau’s individual goals related to enterprise risk management, management of the Music segment divestiture, and evaluation of the company’s facilities utilization. Ms. Clark’s goals related to support and execution of the divestitures that occurred in 2007 and implementation of certain corporate governance enhancements. Mr. Galla’s goals related to enhanced disaster recovery planning and development and implementation of an electronic data archiving system. Due to the company’s achievement of 200% of target performance for 2007, attainment of individual goals was not taken into account in determining the annual bonus of these officers.

2007 Performance

In 2007, the median return on investment for the prior five year period of the Russell 2000 was 5.4% and the company’s actual return on investment was 13.7%. The median growth in earnings per share for the prior five year period of the Russell 2000 was 11.3% and our actual growth in earnings per share was 71.5%. Actual company performance versus performance projected by our business plan was 146.7%. Of the total actual 2007 annual bonus award, 33.3% is attributable to the company’s return on investment performance, 33.3 % is attributable to growth in earnings per share and 33.4% is attributable to actual versus projected performance. In considering the company’s 2007 financial performance for bonus calculation purposes, it is important to note that the company sold its Music segment on December 31, 2007 for approximately $119.5 million and recorded a pre-tax gain of $18.1 million as a result of the transaction. Net earnings for 2007 were $55.9 million, or $2.23 per share diluted compared to net earnings of $31.8 million or $1.30 per share diluted, in 2006. The company’s 2007 sales from continuing operations (with Music excluded as a discontinued operation) were $1.1 billion, an increase of 9.5% from 2006 and net earnings from continuing operations were $36.5 million, or $1.46 per share diluted, compared to $24.6 million, or $1.01 per share diluted in 2006.

Mr. Cahill’s 2007 annual bonus was determined based on predetermined financial goals for the Industrial Distribution segment established by the CEO and Mr. Cahill’s individual performance. The financial goals and their weighting were: budgeted return on investment versus target return on investment (20%), actual return on investment versus budgeted return on investment (20%), actual return on investment versus target return on investment (40%), growth in earnings (20%) and, to a limited extent, other factors established by the CEO, including cash flow and acquisition-related items. The achievement of each of these goals results in the earning of “points”. The Cash Bonus Plan requires that a minimum number of “points” be accumulated for a bonus to be earned and the more points that are earned, the greater the bonus. The company includes the factor of budgeted return on investment versus target return on investment in order to incent management to develop “stretch” goals. The accomplishment of this factor alone is not sufficient to earn a bonus. Target return on investment is established for this segment based on its historical performance for the three previous calendar years. Prior to 2007, minimum and maximum limits were applied to calculation of these targets, however beginning with 2007, those limitations were removed, thus assuring that return on investment calculations are unadjusted. For transitional purposes, the Committee determined that for the year 2007 only, if any business segment’s financial performance goals would have exceeded a 100% performance factor under the “old” formula but not under the “new” formula, a factor of 100% will be utilized. The 2007 target return on investment for Industrial Distribution increased 32% over the 2006 target. In 2007, although the Industrial Distribution segment had increased sales, there was a slight decline in operating income and return on investment, principally due to expenses associated with start up of new branches and other implementation costs for new contracts. Under the “old” formula, Mr. Cahill’s bonus would have been at a 131% performance factor while under the “new” formula, his bonus would have been at a 93% performance factor. Therefore, under the transition rule explained above, Mr. Cahill’s annual cash bonus payment was 100% of his target award.

2007 Payments

In February 2008, the following total annual cash bonus awards earned for calendar year 2007 were made to the Named Executive Officers: Mr. Kuhn, $1,504,000; Mr. Keating, $298,666; Mr. Garneau, $690,000; Mr. Cahill, $175,000; Ms. Clark, $326,000; and Mr. Galla, $253,800. These awards are reported in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table. Expressed as a percentage of base salary at calendar year end, the payments were as follows: Mr. Kuhn: 160%; Mr. Keating: 160% of salary actually paid in 2007; Mr. Garneau: 120%; Mr. Cahill: 50%; Ms. Clark: 100%; and Mr. Galla: 90%. Mr. Keating’s cash bonus was prorated to reflect the number of days from his date of employment

(September 17, 2007) to December 31, 2007 divided by 365. For all corporate Named Executive Officers these awards reflects corporate achievement at 200% of target performance and therefore no additional amount was awarded for individual performance.

Under the terms of the Cash Bonus Plan prior to January 1, 2008, the Committee could, in its sole discretion, increase or decrease any computed award to reflect the Committee’s interpretation of actual results. The Committee did not exercise this discretion in 2007 for any Named Executive Officer. The Committee had decided not to qualify payments under this plan as “performance-based pay” under Internal Revenue Code Section 162(m) prior to 2008 so that it could retain the discretion to make these types of adjustments. Beginning with calendar year 2008, however, the Board has approved, subject to shareholder approval, an amended and restated Cash Bonus Plan that is intended to result in performance-based pay exempt from the $1 million deduction limit under Internal Revenue Code Section 162(m), with the exception of awards that are based on individual performance goals. The amended and restated Cash Bonus Plan is being presented to the company’s shareholders for approval at the 2008 Annual Meeting as Proposal No. 2 and is discussed in detail at page 49.

Special Award for Paul Kuhn

On February 26, 2008, the Board granted a special bonus award to Paul R. Kuhn in the amount of $500,000 payable within 15 business days after his retirement. The Board awarded this amount in recognition of his outstanding services in achieving a smooth transition of the company’s leadership to the new Chief Executive Officer, Neal Keating.

Long-Term Incentives

The Committee uses long-term incentive awards based on the company’s actual performance with respect to performance measures designated by the Committee under the company’s 2003 Stock Incentive Plan to focus executive officers on long-term performance. The awards are based upon three-year performance periods and the payment amount for completed performance periods is determined by a comparison of the company’s financial performance for the three-year period with performance of the Russell 2000 index for the same period. Payments attributable to completed performance periods are made in cash unless a participant has not yet achieved his or her required stock ownership level per the guidelines adopted by the Committee in 2006. Where stock ownership guidelines are not met, the Committee may direct that up to one-third of the earned award be paid in company stock. These awards are intended to qualify as performance-based compensation in accordance with the requirements of Internal Revenue Code Section 162(m).

The Committee did not to grant any equity-based awards to the Named Executive Officers during 2007 with the exception of Messrs. Garneau and Keating. The Committee elected to continue using a cash based long term incentives in lieu of equity grants because each of the Named Executive Officers (other than the newly hired Mr. Keating) own significant stakes in the company and meet stock ownership guidelines. The Committee granted Mr. Garneau 15,000 shares of restricted stock primarily to provide a strong incentive for him to remain with the company for at least one year after the appointment of a new Chief Executive Officer to aid in the transition. The Committee granted Mr. Keating 20,000 shares of restricted stock as part of the compensation package it determined was necessary to induce Mr. Keating to join the company. The company did not grant Mr. Keating a cash-based long term incentive award for the 2007-2009 performance period because he joined the company after the performance period began.

The Committee uses the following performance measures and weightings based on its determination of their importance as indicators of the company’s long term success: three-year average return on total investment (40%), average annual growth in earnings per share (40%), and total three-year return to shareholders (20%). The company’s actual performance for each performance factor is compared to performance of the companies comprising the Russell 2000 index for the same three-year period. The Committee chooses the Russell 2000 index companies as the performance comparator for long-term financial performance for much the same reason as it did in the annual bonus plan – the Committee has determined that these are the type of companies against which an investor would likely compare the company’s performance in considering investment decisions.

Financial performance in the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum bonus payment at 200% of the target. Interpolation is used to determine payments for financial performance between these quartiles. The methodology for determining the financial targets remains the same year to year, although the actual targets vary for each performance period based on the three-year performance of the Russell 2000 companies. Grants made for the performance period beginning on January 1, 2007 through December 31, 2009 are disclosed in last year’s proxy in the “Grant of Plan-Based Awards” table on page 25.

Payments earned, if any, are generally paid in June of the year following the end of the performance period. This payment date gives the Committee time to collect and analyze the performance result of the Russell 2000 companies for the performance period. While amounts earned for the performance period January 1, 2005-December 31, 2007 are not yet determinable, the amounts accrued as of December 31, 2007 for financial statement purposes for that performance period are as follows: Mr. Kuhn, $1,720,400; Mr. Garneau, $772,800; Mr. Cahill, $388,700; Mr. Galla, $287,000; and Ms. Clark, $358,800. In determining payments earned, the company’s financial results for this performance period will include the pre-tax gain of $18.1 million from the sale of the company’s Music segment in 2007. The Committee believes that utilizing the company’s actual financial performance results, including the gain, maintains comparability to the Russell 2000 companies for whom actual performance would likely include such items. The Committee has determined that the company’s financial results for the January 1, 2008–December 31, 2010 performance period will be based upon performance of the company’s continuing operations. Actual amounts earned for the performance period January 1, 2004–December 31, 2006 and which were paid in June 2007 are shown in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table on page 27 as a 2006 payment.

Retirement Benefits

The company offers a tax qualified defined benefit pension plan for most of its employees including the Named Executive Officers. Tax rules restrict the amount of benefit that can be accrued for higher paid employees under this plan. The company maintains a Supplemental Employees’ Retirement Plan, which we refer to as the SERP, to pay the difference in retirement benefits between what the officer would be entitled to receive from the company’s qualified pension plan, but for government imposed restrictions, and what is actually received from the qualified plan. The purpose of these plans is to provide a reasonable level of retirement income taking into account pre-retirement earnings and length of service with the company. The change in the value of the tax-qualified pension plan and SERP benefits in 2007 is shown in the Summary Compensation Table at page 27 and the full value of these benefits at normal retirement age is shown in the Pension Benefits Table at page 31.

The Board made significant changes to the SERP in 2006 in order to provide benefits more in line with market practice. For 2005 and prior years, pension eligible compensation included salary, bonus and taxable income attributable to restricted stock awards, and cash-settled stock appreciation rights. In addition, Mr. Kuhn was provided more than one year of service credit for completing a year of service in accordance with the SERP. To address the rate of pension accruals resulting from these provisions, the Board amended the SERP effective January 1, 2006 to provide that only base salary and annual cash bonus paid would be included as pension earnings after 2005. At the same time, the Board also amended the SERP to limit the amount of benefits that Mr. Kuhn could receive from the SERP due to the multiple year of service and broader compensation definition in prior years. As disclosed in the Pension Benefits Table, the lump sum benefit payable under the SERP to Mr. Kuhn is limited to $12 million, subject to the interest adjustment described below.

In February 2007, the Board further amended its SERP. In connection with the Named Executive Officers agreeing to revised employment and change in control agreements and the change to the definition of pension earnings, the Board amended the SERP to change which years of service are considered when calculating pension earnings. Effective for periods on and after January 1, 2005, pension earnings are based on the highest five years of pension earnings over the last ten years whether or not consecutive. This change allowed long service executives to avoid an immediate decrease in their pension earnings level as of January 1, 2005. The Board also provided for payments not made to a Named Executive Officer as a retirement benefit under the SERP during his or lifetime to be paid as a lump sum death benefit to the surviving spouse or a named beneficiary (in the case of Mr. Garneau) or the executive’s estate (in the case of an executive who dies without a surviving spouse or, in the case of Mr. Garneau, a named beneficiary).

In February 2008, the Board further amended the SERP to provide for interest on delayed lump sum benefits as required to comply with recent federal tax law changes. Section 409A of the Internal Revenue Code requires that any payments to the Named Executive Officers on account of separation from service be delayed for six months. The amendment compensates the Named Executive Officer for this delay by providing interest on the lump sum amount using the short-term monthly rate under Internal Revenue Code Section 1274, for the month in which the officer’s retirement occurs.

Other Benefits and Perquisites

A select group of highly compensated management employees, including the Named Executive Officers, are eligible to participate in our Nonqualified Deferred Compensation Plan, which permits deferral of certain types of compensation. The plan does not provide for above-market returns. For more information about the Deferred Compensation Plan, please refer to “Non-Qualified Deferred Compensation Plan” following the Non-Qualified Deferred Compensation Plan Table, below at page 33.

The company provided perquisites to certain executives in 2007 to recognize the interrelationship of personal and business demands and to assist them in managing their financial affairs, leaving more time for attention to company matters. These perquisites include: (1) use of an automobile leased by the company with reimbursement of maintenance costs and the ability to acquire the vehicle; (2) eligibility for one country club membership, with the executive responsible for any personal use, (3) a taxable allowance of up to $10,000 for financial counseling services, which may include tax preparation and estate planning services, and (4) for Mr. Keating, reimbursement of living expenses on a transitional basis. The Summary Compensation Table provides information regarding the incremental cost of perquisites for the Named Executive Officers in 2007. The company maintains one corporate aircraft, which was used only for company business purposes during 2007.

Employment Agreements and Severance/Change in Control Arrangements

The company has entered into employment agreements and change in control agreements with our Named Executive Officers and certain other executive officers. The terms and conditions of the agreements are described beginning on page 28. The Committee believes that the agreements serve the interests of our company and its shareowners by ensuring that if a hostile or friendly change of control is ever under consideration, our executives will be able to advise our board of directors about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations.

During 2006, the Committee reviewed and analyzed the employment agreements and change in control agreements for our Named Executive Officers and certain other executive officers other than Mr. Kuhn. In February 2007, at the recommendation of the Committee, our board of directors amended these agreements in order to be in line with changes made to the employment agreement with Mr. Kuhn and to comply with applicable tax laws. The agreements were amended to:

•	modify the change in control definition to exclude the sale of a subsidiary with respect to a parent company executive;

•	restrict when an executive would be entitled to a Section 280G tax gross-up payment;

•	require a signed release in exchange for severance benefits in all events; and

•	revise certain other provisions so that the payments under the agreements are exempt from, or comply with, the requirements of Internal Revenue Code Section 409A.

In August, 2007, the company entered into employment and change in control agreements with Mr. Keating, which was reported in a Form 8-K filing on August 7, 2007, Document No. 0000054381-07-000094. The form of these agreements were substantially similar to the employment and change in control agreements entered into by the Named Executive Offices in February 2007 except for differences reflecting Mr. Keating’s position as President and Chief Executive Officer (beginning on January 1, 2008), the grant of restricted stock discussed below and the providing of limited reimbursement of living expenses. Details of Mr. Keating’s agreements and the payments which he would receive under different termination circumstances are set forth below in “Potential Payments Upon Termination or Change In Control”.

Details of each of the Named Executive Officer’s agreement and the payments which the Named Executive Officers would receive under different termination circumstances are set forth below in “Potential Payments Upon Termination or Change In Control”.

Stock Ownership Guidelines for Directors and Executive Officers

In February 2006, the Board approved stock ownership guidelines both for non-employee Directors and for corporate management. The Board believes that the Directors and senior management should have a significant equity position in the company and that these guidelines will serve to further the Board’s interest in encouraging a longer-term focus in managing the company.

Under the guidelines, non-employee Directors are required to have an ownership multiple of 3 times their annual cash retainer, which was $45,000 in 2007. Directors who do not meet the ownership guidelines must hold shares received pursuant to restricted stock grants (with such shares being netted for the income tax effect thereof) for a period of 3 years or until the guidelines are met, whichever is earlier.

The stock ownership guidelines for senior management require covered executives to retain one-third of the net after-tax gain realized under equity-based compensation awards granted after the adoption of the guidelines, until they achieve and continue to maintain the following stock ownership levels:

President and Chief Executive Officer	3 times salary

Participants in the Long-Term Incentive Award Program under the 2003 Stock Incentive Plan (8 individuals)	2 times salary

All Other Corporate Officers (9 individuals)	1 times salary

The Committee reviews stock ownership levels of executives subject to these guidelines on a quarterly basis. Neither exercisable stock options nor restricted stock that remains subject to restrictions are included in the determination of compliance with the ownership levels set forth above. All Named Executive Officers, with the exception of Mr. Keating, who joined the company in September 2007, currently meet the stock ownership requirements. With the exception of Messrs. Keating and Garneau, no equity-based awards were granted in 2007.

In determining whether the guidelines have been achieved at any particular point, the price of the Common Stock will be the higher of (i) the then current market value determined by the closing price of the Common Stock on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13. The closing price of the Common Stock on February 1, 2008 was $29.99.

Material Tax and Accounting Implications of the Program

Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers (other than the Chief Financial Officer). Specified compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Where necessary, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee recommended, and the Board approved, an amendment to the Stock Incentive Plan that was approved by shareholders in 2005 in order to qualify cash-based long-term incentive awards and stock options under the company’s Stock Incentive Plan as performance-based compensation beginning with 2005 grants. However, for 2007 and prior years, the Committee considered it important to retain flexibility with respect to its Cash Bonus Plan, and it decided not to comply with Section 162(m) with respect to that plan for those years. It has now determined that future payments under this plan should qualify as performance-based compensation and has proposed to amend the Cash Bonus Plan accordingly (see Proposal No. 2 discussed at page 49). Specific to compensation reported in this proxy statement as paid for fiscal year 2007, the following elements do not meet the deductibility requirements of Section 162(m): $1,504,000 attributable to cash bonuses and $163,000 attributable to stock incentive awards granted prior to the Stock Incentive Plan’s amendment to comply with Internal Revenue Code Section 162(m).

Personnel & Compensation Committee Report

The Personnel & Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and concurs with its contents. Based on this review and discussion, the Personnel & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A and incorporated in its annual report to the SEC on Form 10-K for the year ended December 31, 2007.

Personnel & Compensation Committee

Richard J. Swift, Chair

Robert Alvine

Brian E. Barents

E. Reeves Callaway III

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed filed under such statutes.

SUMMARY COMPENSATION TABLE

The table, footnotes and narrative below describe the aggregate compensation earned by each of our Named Executive Officer for our 2006 and 2007 fiscal years. For information on the role of each component within the total compensation package, see the description under “Compensation Discussion and Analysis” beginning on page 18.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
PAUL R. KUHN	2007	$940,000	$62,520	$406,869	$1,504,000	$1,532,200	$43,429	$4,489,018
Chairman (6)	2006	$900,000	$114,720	$367,429	$2,653,810	$2,011,000	$46,256	$6,093,215

NEAL J. KEATING	2007	$186,668	$—	$—	$298,666	$6,500	$22,200	$514,034
President and Chief	2006	$—	$—	$—	$—	$—	$—	$—
Executive Officer(7)

ROBERT M. GARNEAU	2007	$575,000	$35,843	$227,994	$690,000	$1,587,200	$59,001	$3,175,038
Executive Vice President and Chief Financial Officer	2006	$550,000	$68,468	$227,568	$1,169,600	$1,302,800	$24,805	$3,343,241

T. JACK CAHILL	2007	$350,000	$20,510	$282,391	$175,000	$666,900	$31,946	$1,526,747
President, Kaman Industrial Technologies Corporation	2006	$336,000	$40,085	$122,014	$619,309	$406,900	$20,712	$1,545,020

CANDACE A. CLARK	2007	$326,000	$25,815	$122,567	$326,000	$593,100	$24,368	$1,417,850
Senior Vice President and Chief Legal Officer	2006	$315,000	$53,546	$108,451	$552,089	$304,000	$21,485	$1,354,571

RONALD M. GALLA	2007	$282,000	$21,628	$103,629	$253,800	$508,300	$23,065	$1,192,422
Senior Vice President and Chief Information Officer	2006	$268,000	$44,466	$93,062	$403,159	$177,300	$29,235	$1,015,222

(1)

Represents restricted stock awards granted in prior years for which compensation cost was recognized during the year without regard to estimated forfeitures, valued in accordance with FAS 123 (R). Please refer to Footnote 18 contained in the company’s audited consolidated financial statements for the year ended December 31, 2007 in its Annual Report to the SEC on Form 10-K.

(2)

Represents the fair value of stock options and stock appreciation rights granted in prior periods for which compensation cost was recognized during the year without regard to estimated forfeitures valued in accordance with FAS 123 (R). Please refer to Footnote 18 contained in the company’s audited consolidated financial statements for the year ended December 31, 2007 in its Annual Report to the SEC on Form 10-K.

(3)

Represents cash awards earned by our Named Executive Officers during our applicable fiscal year under our Cash Bonus Plan, which plan is discussed under “Compensation Discussion and Analysis” beginning on page 19.

.	Does not reflect payments that cannot yet be determined but which may become due under the LTIP for the January 1, 2005–December 31, 2007 performance period. The 2006 figure reflects the LTIP payment made in June 2007 under the LTIP feature of the 2003 Stock Incentive Plan for the January 1, 2004–December 31, 2006 performance period. Our LTIP is discussed in further detail on page 22, of the Compensation Discussion and Analysis.
(4)

The 2007 figure represents total change in the present value of accrued benefits under our pension plan assuming that all executives are employed until retirement and benefits commence at the earlier of normal retirement age (generally, age 65) and the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service) and under our SERP assuming the change to interest rate methodology required under the Pension Protection Act of 2006 and eliminating pre-retirement mortality assumptions because SERP benefits are payable as a lump sum. If the 2006 figure had been calculated using these methodologies, they would have been as follows: Mr. Kuhn, no change; Mr. Keating, $-0-; Mr. Garneau, $1,507,500; Mr. Cahill, $523,600; Ms. Clark, $335,500; Mr. Galla, $245,600.

(5)

Represents the aggregate amounts attributable to all other compensation for each Named Executive Officer not reported in the previous columns, consisting of participation in our life insurance program for senior executives, employer matching contributions under our Thrift and Retirement Plan (401(k)), supplemental employer contributions under our Deferred Compensation Plan (if any), payments under the Medical Expense Reimbursement program (“MERP”) and perquisites. The company’s perquisite program for executive officers provides (1) a leased automobile, reimbursement for maintenance costs and the ability to acquire the vehicle: (2) tax/estate planning reimbursement up to $10,000 per individual per calendar year: (3) for Messrs. Keating, Kuhn and Garneau, fees for personal use of a country club membership; and (4) for Mr. Keating, reimbursement for living expenses on a transitional basis. In 2007,

Mr. Garneau acquired his company vehicle, the value of which was $29,915 (the Kelley Blue Book trade-in value). This value minus Mr. Garneau’s cash payment of $1,000 was included in his taxable income for 2007. The company also maintains one corporate aircraft, which was used only for company business purposes during 2007.

(6)

Mr. Kuhn served as Chairman, President, and Chief Executive Officer until September 17, 2007. Thereafter, until December 31, 2007, he served as Chairman and Chief Executive Officer. From January 1, 2008 to his retirement on February 29, 2008, Mr. Kuhn served as Chairman.

(7)

Mr. Keating served as President and Chief Operating Officer from September 17, 2007 to January 1, 2008. Effective January 1, 2008, he was serving as President and Chief Executive Officer. Effective March 1, 2008 he was also appointed to the position of Chairman.

Employment Agreements

On August 7, 2007, we entered into an Executive Employment Agreement and Change in Control Agreement with Mr. Keating, which agreements were filed as Exhibits 10.1 and 10.2 to the SEC Form 8-K dated August 7, 2007 as Document No. 0000054381-07-000094. The term of the Employment Agreement is three (3) years, beginning September 17, 2007 (the “Effective Date”), subject to annual renewal thereafter. Mr. Keating’s initial annual base salary was $640,000, which increased to $675,000 on January 1, 2008, with any further increases to be at the discretion of the Board. There was no salary increase associated with Mr. Keating’s appointment as President and Chief Executive Officer, which occurred on January 1, 2008. Mr. Keating participates in the Company’s Cash Bonus Plan and his target bonus for 2008 is 80% of annual base salary. The Employment Agreement provided for a restricted stock award of 20,000 shares of Common Stock under the terms of the Company’s 2003 Stock Incentive Plan, effective on the Effective Date. Generally, restrictions on this award will lapse at the rate of twenty percent per year, beginning one year after the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event or in other termination of employment circumstances in accordance with the Employment Agreement and Change in Control Agreement. The Employment Agreement also provides for his participation in our employee benefit programs generally applicable to senior executives, including the SERP and LTIP feature of the Stock Incentive Plan. In addition, under the Employment Agreement, the company will provide him with up to four weeks vacation, premium payments towards a $1.2 million life insurance policy owned by him, reasonable relocation expenses, the initiation fee for one club membership (up to $20,000), and a company car. The Change in Control Agreement provides Mr. Keating with enhanced severance protection after a “change in control” of the company (as defined in the agreement and consistent with the agreements of other Named Executive Officers). The term of this agreement is five years, subject to annual renewal thereafter. Mr. Keating’s severance benefits under both the Employment Agreement and the Change in Control Agreement are described in detail under the caption Post Termination Payments and Benefits section of this proxy statement at page 34.

We have entered into Employment Agreements with each of our other Named Executive Officers as well. The term of these agreements extend until January 1, 2010, subject to annual renewal except in the case of Mr. Garneau, whose employment term is scheduled to expire on March 16, 2009, when he reaches sixty-five years of age. These agreements provided for the 2007 salary level listed in the Summary Compensation Table for each individual and the following target annual bonus opportunities, which represent a percentage of annual base salary: Mr. Garneau, 60%; Mr. Cahill, 50%; Ms. Clark, 50%; and Mr. Galla, 45%. These agreements further provide for participation in our employee benefit programs generally applicable to our senior executives, except that (a) Ms. Clark and Mr. Galla are not entitled to continued premium payments for their lifetime under our Senior Executive Life Insurance Program, (b) Messrs. Garneau and Cahill are entitled to 5 weeks paid vacation, (c) none of the special provisions applicable to Mr. Kuhn under our SERP and described below apply to any of our other Named Executive Officers, and (d) Mr. Garneau, who is not married, is entitled to designate a beneficiary for his benefits under our SERP. The agreements for Messrs. Kuhn, Garneau, Cahill and Galla and Ms. Clark were filed as exhibits to our Form 8-K filing dated February 26, 2007 as Document No. 0000054381-07-000015.

In February 2006, a two-year employment agreement was entered with Mr. Kuhn that provided for his employment through his retirement in February 2008 (the “Employment Term”). The agreement replaced the prior employment agreement and change in control agreement entered into with Mr. Kuhn. Under the agreement,

Mr. Kuhn was entitled to an annual base salary of at least $900,000, and eligibility to receive an annual bonus for 2007 to be determined by the Personnel & Compensation Committee, with a target bonus opportunity to be not less than 80% of base salary. The agreement provided for his participation in our employee benefit programs generally applicable to our senior executives. Under the agreement, the company also provided him with up to four weeks vacation, premium payments towards a $1.2 million life insurance policy owned by Mr. Kuhn and a company car.

Grants of Plan-Based Awards in 2007 Fiscal Year

The following grants were made during the 2007 fiscal year to our Named Executive Officers pursuant to the company’s Cash Bonus Plan and 2003 Stock Incentive Plan.

Grants of Plan-Based Awards

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards*			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards** ($/Sh)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul R. Kuhn	1/1/2007	(1)	$0	$752,000	$1,504,000
Neal J. Keating	9/17/2007	(1)	$0	$149,333	$298,666
	9/17/2007	(2)							20,000			32.47
Robert M. Garneau	1/1/2007	(1)	$0	$345,000	$690,000
	2/20/2007	(2)							15,000			23.69
T. Jack Cahill	1/1/2007	(1)	$0	$175,000	$350,000
Candace A. Clark	1/1/2007	(1)	$0	$163,000	$326,000
Ronald M. Galla	1/1/2007	(1)	$0	$126,900	$253,800

*	A long-term incentive grant under the LTIP feature of the 2003 Stock Incentive Plan for the three-year performance period 1/1/07–12/31/09 was made on November 7, 2006 and was reported in last year’s proxy statement. In 2008, the Committee made its grant determinations at its first regular meeting of the fiscal year, such that the grant for the three-year performance period 1/1/08–12/31/2010 was made at the Committee’s February 2008 meeting.
(1)

Represents annual Cash Bonus Plan participation for the 2007 fiscal year. Actual determination of the award amount, and its payment, was made in February 2008. Please see the Annual Cash Bonuses section of the Compensation Discussion and Analysis at page 19.

(2)	Represents restricted stock award grants.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table lists the outstanding stock options, stock appreciation rights and restricted stock awards at December 31, 2007 for each of our Named Executive Officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exer- cisable		Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable(1)		Equity Incentive Plan Awards Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Stock Awards Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Paul R. Kuhn	5,000					$16.31	2/13/2001	2/13/2011	2/25/2003	2,800	$103,068
Paul R. Kuhn	8,400					$14.50	2/12/2002	2/12/2012
Paul R. Kuhn			18,000	*		$9.90	2/25/2003	2/25/2013
Neal J. Keating									9/17/2007	20,000	$736,200
Robert M. Garneau			10,200	*		$9.90	2/25/2003	2/25/2013	2/25/2003	1,570	$57,792
Robert M. Garneau									2/20/2007	15,000	$552,150
Robert M. Garneau			18,000			$11.50	2/22/2005	2/22/2015
T. Jack Cahill	368					$16.31	2/13/2001	2/13/2011	2/25/2003	900	$33,129
T. Jack Cahill	1,432					$16.31	2/13/2001	2/13/2011
T. Jack Cahill	3,600	*				$14.50	2/12/2002	2/12/2012
T. Jack Cahill	7,000					$14.50	2/12/2002	2/12/2012
T. Jack Cahill	5,840	*	5,840	*		$9.90	2/25/2003	2/25/2013
Candace A. Clark	5,000					$17.00	2/10/1998	2/10/2008	2/25/2003	850	$31,289
Candace A. Clark	6,000					$14.50	2/9/1999	2/9/2009
Candace A. Clark	7,500					$10.31	2/15/2000	2/15/2010
Candace A. Clark	10,500					$16.31	2/13/2001	2/13/2011
Candace A. Clark	5,470					$14.50	2/12/2002	2/12/2012
Candace A. Clark	10,530					$14.50	2/12/2002	2/12/2012
Candace A. Clark			5,520	*		$9.90	2/25/2003	2/25/2013
Ronald M. Galla	2,000					$16.31	2/13/2001	2/13/2011	2/25/2003	720	$26,503
Ronald M. Galla	2,814					$14.50	2/12/2002	2/12/2012
Ronald M. Galla	5,965					$14.50	2/12/2002	2/12/2012
Ronald M. Galla			4,700	*		$9.90	2/25/2003	2/25/2013

*	Represent stock appreciation rights, payable solely in cash.
(1)

Generally, options and stock appreciation rights vest at the value of twenty percent per year, beginning one year after the grant date and have a term of 10 years. Vesting of these awards may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each Named Executive Officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 34.

(2)	Market value is calculated based on the closing price of the company’s Common Stock on December 31, 2007 (the last business day of the year), which was $36.81.
(3)

Generally, restrictions lapse with respect to restricted stock awards at the rate of twenty percent per year, beginning one year after the grant date. Restrictions with respect to the restricted stock award of 15,000 shares granted to Mr. Garneau in February 2007 will lapse in their entirety on September 17, 2008. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each Named Executive Officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 34.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table provides information about the value realized by our Named Executive Officers on the exercise of stock options and stock appreciation rights and the lapse of restrictions with respect to restricted stock awards during the 2007 fiscal year.

	Option Awards			Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Exercise Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Vesting Date
Paul R. Kuhn	28,400	$571,848	6/22/07	5,200	$56,232	2/12/07
					$66,360	2/26/07
Neal J. Keating	0	$—		0	$—	—

Robert M. Garneau	32,196	$376,576	3/13/07	2,970	$32,802	2/12/07
					$37,209	2/26/07
T. Jack Cahill	0	$—	—	1,700	$18,744	2/12/07
					$21,330	2/26/07
Candace A. Clark	5,520	$76,121	3/13/07	2,050	$28,116	2/12/07
					$20,145	2/26/07
Ronald M. Galla	4,700	$65,471	3/13/07	1,720	$23,430	2/12/07
					$17,064	2/26/07

(1)

These amounts differ from those shown in the Summary Compensation Table. The amounts shown in the Summary Compensation Table for stock option and stock appreciation rights gains only include stock options and stock appreciation rights for which compensation expense was recognized during 2007 and represent fair value in accordance with FAS 123 (R). The amounts identified above represent the value actually received for all options and stock appreciation rights (including previously vested but unexercised options and stock appreciation rights) exercised in 2007 measured as the difference between a share of our Common Stock on the day the option or stock appreciation right was exercised and the exercise price of the option. Stock appreciation rights have been paid in cash only.

(2)

The value of restricted stock awards included in the Summary Compensation Table represents compensation expenses recorded in 2007 and valued in accordance with FAS 123 (R). The amount shown above for restricted stock awards represents the actual value of the restricted stock awards on the date restrictions lapsed, determined based on the fair market value of a share of our Common Stock on that date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our Named Executive Officers at age 65 and the number of years of service credited to each of them under the Kaman Corporation Employees’ Pension Plan, which we call the “pension plan” and the SERP as of December 31, 2007.

Name	Plan Name	Number of Years of Service (#)		Present Value of Accumulated Benefit(2) ($)		Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
Paul R. Kuhn	Kaman Corporation Employees’ Pension Plan	8.62		368,000		368,660	$—
	SERP	22	(1)	12,000,000	(2)	12,000,000	$—
Neal J. Keating	Kaman Corporation Employees’ Pension Plan	0		—		—	$—
	SERP	0.37		6,500		6,460	$—
Robert M. Garneau	Kaman Corporation Employees’ Pension Plan	26.5		1,174,674		1,167,757	$—
	SERP	26.5		7,642,308		7,642,308	$—
T. Jack Cahill	Kaman Corporation Employees’ Pension Plan	32.7		811,238		770,518	$—
	SERP	32.7		4,057,371		4,057,371	$—
Candace A. Clark	Kaman Corporation Employees’ Pension Plan	23		617,219		518,858	$—
	SERP	23		1,367,946		1,181,529	$—
Ronald M. Galla	Kaman Corporation Employees’ Pension Plan	23.7		696,491		574,477	$—
	SERP	23.7		1,089,048		930,560	$—

*	The material assumptions used for this calculation are as described in Footnote 14 to the company’s audited consolidated financial statements for the year ended December 31, 2007. Please see the Retirement Benefits section of the Compensation Discussion and Analysis at page 23.

(1)	Mr. Kuhn earned three years of credited service for his employment during 2007 as provided by his employment agreement.
(2)

Notwithstanding the multiple year of service crediting provision described in note 1 above, the SERP, as amended, limits the benefit payable under the SERP to a lump sum payment equal to $12,000,000 at the end of 2007.

(3)

Represents the present value of accrued benefits under our pension plan and SERP assuming that the December 31, 2006 value had been recalculated utilizing SEC rules that took effect in 2007. These assumptions for the pension are that all executives are employed until retirement and benefits commence at the earlier of normal retirement age (generally, age 65) and the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service) and under our SERP assuming the change to interest rate methodology required under the Pension Protection Act of 2006 and eliminating pre-retirement mortality assumptions because SERP benefits are payable as a lump sum.

The pension plan is a tax-qualified plan that provides benefits for the full-time U.S. employees of all U.S. subsidiaries (with the exception of certain acquired companies that have not adopted the pension plan). Employees become participants upon their completion of certain hours of service requirements and become vested in their pension benefits generally upon attaining five years of continuous service, as defined by the pension plan. Normal retirement, as defined by the pension plan, is generally age 65, however employees that work beyond age 65 may continue to accrue benefits. Employees may retire as early as age 55 with 5 years of service in accordance with pension plan provisions. The annual benefit under the pension plan is generally 60 percent of the average of the highest five consecutive years of “Covered Compensation” out of the final ten years of employment less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years. At Kaman Corporation, the parent company, participants who joined the company prior to 2004, have 30 years of service, and have attained age 63, are permitted to retire with a pension benefit unreduced for early retirement. As of December 31, 2007, only Mr. Cahill among the Named Executive Officers has satisfied the years of service requirement in order to be eligible for this early retirement subsidy payable through the SERP.

The pension plan limits the amount of pension benefits that may be provided to participants under this formula in accordance with certain limits under federal tax laws. To the extent that these limits apply to certain executive officers, the company provides an additional benefit under the SERP program. Except as provided below, our SERP program generally makes each participant whole for the benefits under the retirement formula described above that could not be provided under the pension plan due to these limits. Only salary and annual bonus is treated as pensionable earnings on and after January 1, 2006. For 2005 and prior years, pension eligible compensation also included taxable income attributable to restricted stock awards and cash settled stock appreciation rights. Benefits under the SERP will be based on the highest five years of pensionable earnings over the last ten years whether or not consecutive. This change allowed long service executives to avoid an immediate decrease in their pensionable earnings level as of January 1, 2006. In February 2006, the Board limited the maximum amount that could be paid to Mr. Kuhn under the SERP upon his retirement with the company in February 2008 to $12 million. The Board took this action after considering the impact of the definition of eligible compensation prior to 2006 and the multiple years of credited service provided to Mr. Kuhn for each year of employment under Mr. Kuhn’s original compensation arrangement upon joining the company in 1999. In February 2007, the Board provided that payments that were not made to a Named Executive Officer as a lump sum SERP retirement benefit during his or her lifetime would be paid as a death benefit to the Named Executive Officer’s surviving spouse (or, in the case of Mr. Garneau, his named beneficiary), or the executive’s estate (in the case of an executive who dies without a surviving spouse or, in the case of Mr. Garneau, a named beneficiary).

In February 2007, the Board also amended our SERP program in order to comply with requirements of Internal Revenue Code Section 409A. Material changes to payment provisions intended to comply with Section 409A consist of the following:

•

Payment to Named Executive Officers who are at least age 55 upon separating from service with the company (other than due to death) after December 31, 2007 will be made six months and a day after such separation; the SERP previously provided for payments to be made only when a Named Executive Officer commenced retirement benefits under the pension plan.

•	Payment to participants who have not attained at least age 55 upon separating from service with the company (other than due to death) after December 31, 2007 will be made upon the earlier of a participant’s attaining 55 years of age and the date that is six months and a day following the date of a participant’s separation from service; previously, Named Executive Officers were allowed to defer SERP payments until commencing pension benefits.

•

If a participant dies before commencing benefits under the SERP, the death benefit will either be paid upon the Named Executive Officer’s death or on the date that he or she would have attained age 55 if he or she had been living, depending on whether or not the Named Executive Officer was eligible to receive a benefit under the SERP on the date of his or her death.

In order to preserve grandfathering treatment for benefits accrued under our SERP for years prior to January 1, 2005, we adopted a separate plan document for SERP benefits accrued by our executive officers after December 31, 2004, which was filed as Exhibit 10.11 to an SEC Form 8-K filing on February 26, 2007 as Document No. 000054381-07-000015.

Non-Qualified Deferred Compensation Plan

The following table presents Deferred Compensation Plan contribution, earnings and balance information for our Named Executive Officers for 2007:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul R. Kuhn	$—	$—	$—	$—	$—
Robert M. Garneau	$—	$—	$735	$—	$12,900
T. Jack Cahill	$58,520	$11,300	$36,871	$—	$670,188
Candace A. Clark	$—	$—	$19,766	$—	$346,962
Ronald M. Galla	$—	$—	$43,553	$—	$764,494

(1)	Included in Summary Compensation Table under salary.
(2)	Interest is credited at 120% of Applicable Federal Long-term Rate.

Our Deferred Compensation Plan affords participants the opportunity to defer up to 50% of base salary and 100% of annual bonus for each calendar year. The deferred amount grows at a crediting rate based of 120% of the Applicable Federal Long-Term Rate published by the Internal Revenue Service (the “Applicable Interest Rate”) until a predetermined distribution date. The Deferred Compensation Plan also provides for additional deferred compensation equal to 25% of the deferred amount, but none of the Named Executive Officers qualify for this benefit due to their participation in the SERP. A Named Executive Officer may elect distribution in the form of a lump sum payment or installments if he or she separates from service with the company after attaining early retirement age under the pension plan, with payment to commence shortly after retirement or until the second day of January in the following year. In the event that separation from service occurs prior to attaining early retirement age or if benefits do not exceed $25,000 in the aggregate, benefits are paid in a lump sum. Participants may also elect to receive payments while employed after a stated number of years as part of their initial deferral election or any time by having their account balance reduced by 10%. Distributions are also available due to financial hardship.

In February 2008, the Board amended our Deferred Compensation Plan to comply with the requirements of Section 409A with respect to deferred amounts (and related earnings) that become vested after December 31, 2004. Material changes intended to comply with Section 409A with respect to these amounts (and related earnings) consist of the following:

•	requiring that distributions on account of separation from service (other than death or disability) be delayed in all events for six months and a day;

•	removing a Named Executive Officer’s right to elect in-service distribution at any time subject to a 10% penalty and right to change the timing of payments upon a sale or merger;

•	eliminating the Committee’s discretion to accelerate or otherwise change the time for payment of benefits;

•	modifying change in control, disability, unforeseeable emergency and retirement definitions to comply with Section 409A;

•	eliminating the ability to transfer balances from the SERP to the Deferred Compensation Plan;

•	limiting rights to make additional elections to further defer amounts as required under Section 409A; and

•	clarifying when a Named Executive Officer must make an election to defer compensation under the Deferred Compensation Plan.

The provisions of the Deferred Compensation Plan in effect prior to February 2008 amendment continue to apply with respect to deferred amounts that vested on or before December 31, 2004 (and any related earnings).

POST TERMINATION PAYMENTS AND BENEFITS

The tables below reflect the amount of estimated compensation payable to each of our Named Executive Officers in the event of termination of such executive’s employment under various circumstances, including voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, and termination following a change of control and in the event of disability or death.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination;

•	any unpaid bonus or LTIP award with respect to a completed performance period; and

•	all accrued and vested benefits under the company’s compensation and benefit programs, including the pension plan and the SERP.

Payments Made Upon Termination for Cause or Without Good Reason

In the event of the termination of a Named Executive Officer’s employment for cause or without good reason, he or she will be entitled to the amounts identified under the caption “Payments Made Upon Termination” above.

“Cause” for the company to terminate the Named Executive Officer’s employment exists if any one of the following events occurs:

•	conviction of, or a plea of guilty to, a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

•	a determination by a majority of the Board in good faith that named executive officer has either

•	willfully and continuously failed to substantially perform his or her duties,

•	engaged in illegal conduct, an act of dishonesty or gross misconduct, in each case which is in the course of the named executive officer’s employment and materially injurious to the company,

•	willfully violated a material requirement of the company’s Code of Conduct or the Named Executive Officer’s fiduciary duty to the company, or

•	in the case of the Chief Executive Officer, violated his covenant to the company that he is not bound to any agreement that would, among other things, limit his performance with the company.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, in addition to the items listed under the heading “Payments Made Upon Termination”, he or she will receive the following benefits:

•	full vesting of all outstanding equity awards;

•

a pro-rata portion of the Named Executive Officer’s annual bonus for the performance year in which the termination occurs; payable at the same time that bonuses are paid to other senior executives (provided that if such bonuses are not paid by March 15th of the calendar year after the calendar year in which bonuses are earned, the pro-rata bonus will not be paid until the date that is six months and a day after the executive’s termination of employment and will be credited with interest calculated under Internal Revenue Code Section 1274 from March 15 until the date that it is paid);

•	immediate pro-rata payment in cash of each outstanding LTIP award for which the performance period has not yet been completed, based on 100% of the target value irrespective of actual performance; and

•	title to the executive’s company automobile on an “as is” basis, with the automobile’s fair market value being taxable to the executive.

Retirement is defined as a termination of employment at or after age 65 for all Named Executive Officers other than Mr. Kuhn. For Mr. Kuhn, retirement is defined as a termination of employment on or after February 21, 2008.

Payments Made Upon Death or Disability

In the event of the death or disability of Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the Named Executive Officer or his or her estate will receive the following:

•	full vesting of all outstanding equity awards;

•	immediate pro-rata payment in cash of each outstanding LTIP award for which the performance period has not yet been completed, based on 100% of the target value irrespective of actual performance;

•	benefits under the company’s disability plan or payments under the company’s life insurance plan, as appropriate; and

•	a pro-rata portion of the Named Executive Officer’s annual bonus for the performance year in which the termination occurs, payable on the same terms and conditions as if the executive had retired.

Payment Made Upon Involuntary Termination of Employment without Cause or for Good Reason

In the event of the termination of a Named Executive Officer’s employment by us without cause (other than death or disability) or by the Named Executive Officer for good reason, in addition to the benefits listed under the heading “Payment Made Upon Termination”, the Named Executive Officer will receive the following benefits:

•

an immediate lump-sum payment equal to two times the executive’s base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of the executive’s “eligibility date” for retirement (as defined above under “Payments Made Upon Retirement”);

•	a pro-rata portion of the Named Executive Officer’s annual bonus for the performance year in which the termination occurs, payable on the same terms and conditions as if the executive had retired;

•	full vesting of all outstanding equity awards;

•	immediate pro-rata payment in cash of each outstanding LTIP award for which the performance period has not yet been completed, based on 100% of the target value irrespective of actual performance;

•	title to the executive’s company automobile on an “as is” basis, with the automobile’s fair market value being taxable to the executive;

•

continued participation in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents for up to 24 months with the executive continuing to make his/her share of premium payments, subject to offset due to future employment; and

•

for Mr. Galla and Ms. Clark, continued payment of life insurance premiums until the earlier of 24 months following employment termination or attainment of age 65 and for Messrs. Kuhn, Keating, Garneau and Cahill continued payment of life insurance premiums for the remainder of their lives.

“Good reason” to terminate employment exists if any one of the following events occurs without the Named Executive Officer’s consent after providing the company notice and an opportunity to cure:

•	removal of the Named Executive Officer from his or her position with the company (other than for Cause);

•	reduced base salary or annual target bonus opportunity;

•	a failure to pay promised compensation or benefits under the terms of the employment agreement;

•	relocation by more than 50 miles;

•	the assignment of duties that are materially inconsistent with the Named Executive Officer’s position; or

•	no longer being a direct report to the Chief Executive Officer of the company (for Named Executive Officers other than the Chief Executive Officer)

Payments Made Due to Qualifying Employment Termination on or After a Change in Control

The company has entered into Change of Control Agreements with each of our Named Executive Officers other than Mr. Kuhn. Other than as noted below, the Change in Control Agreements for each of our Named Executive Officers are substantially similar.

If an executive’s employment is terminated by us without cause (other than due to death or disability) or by the executive for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, the executive will be entitled to receive the following severance benefits:

•

a lump-sum cash payment equal to the three times the executive’s base salary, in the case of Mr. Keating, and two times, in the case of the other Named Executive Officers, plus three times, in the case of Mr. Keating, and two times, in the case of the other Named Executive Officers, the last annual bonus paid or awarded to the executive in the three years preceding the date of termination, which shall be payable, with interest, on the date that is six months and a day after the executive’s termination of employment;

•

a pro-rata portion of the Named Executive Officer’s annual bonus for the performance year in which the termination occurs (based on actual company performance through the date of termination) payable on the later of the date that annual bonuses are generally paid to other senior executives and the date that is six months and a day after the executive’s termination of employment (if such bonus payment is not paid until the date that is six months and a day after the executive’s employment termination, the amount shall be credited with interest from March 15th until the date that it is paid);

•

continued participation at the company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of outstanding equity awards;

•

payment in cash of each outstanding LTIP award for which the performance period has not yet been completed, based on 100% of the target value, irrespective of actual performance, which shall be payable, with interest, on the date that is six months and a day after the executive’s termination of employment;

•

an additional three years, in the case of Mr. Keating, and two years, in the case of the other Named Executive Officers, of credited and continuous service under the SERP, provided, however, that the enhancement to Mr. Cahill’s SERP under this agreement, shall be equal to one and one-fifteenth (1 and 1/15) of his then current SERP benefit;

•

benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive’s post-employment participation in our benefit plans, as described above, terminates;

•

prepayment of premiums under any life insurance policy insuring the life of the executive in the case of Messrs. Keating, Kuhn, Garneau and Cahill, which shall be payable, with interest, on the date that is six months and a day after the executive’s termination of employment and, in the case of Ms. Clark and Mr. Galla, continued payment of remaining life insurance premium payments for which the company shall establish an irrevocable grantor trust holding assets sufficient to pay such premiums;

•

reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of the executive’s employment with a new employer;

•	continued use of executive’s company automobile for six months following employment termination; and

•

title to the executive’s company automobile, with the automobile’s book value being taxable to the executive, which shall be delivered to the executive on the date that is six months and a day after the executive’s termination of employment.

Generally, pursuant to the agreements, a change of control occurs if:

•	a person unaffiliated with the company acquires control of more than thirty-five percent of our voting securities;

•	there is a change in more than fifty percent of our directors over two consecutive years which is not Board-approved;

•	a merger with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company) occurs; or

•	there is a sale of substantially all of the company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the company.

A change in control does not include any related party and management buyout transactions. In addition, solely with respect to Mr. Cahill, a change in control includes a sale of Kaman Industrial Technologies Corporation.

“Cause” for purposes of the change in control agreements means the Named Executive Officer’s employment termination due to any one of the following events:

•	the willful and continued failure to substantially perform his or her duties with the company after notice from the company;

•	willful engaging by the Named Executive Officer in conduct which is demonstrably and materially injurious to the company or its subsidiaries, monetarily or otherwise;

•	in the case of the Chief Executive Officer, violating his covenant to the company that he is not bound to any agreement that would, among other things, limit his performance with the company.

“Good Reason” is expanded in the change in control agreements to include the Company’s failure:

•	to pay to the Named Executive Officer any portion of his or her current or deferred compensation, within 30 days of the date such compensation is due;

•

to continue in effect any compensation plan in which the Named Executive Officer participates immediately prior to the change in control which is material to his or her total compensation without an equitable substitute;

•

to provide life insurance, health and accident, or disability plans that are substantially similar to those in which the Named Executive Officer was participating immediately prior to the change in control;

•	to provide the Named Executive Officer with the number of paid vacation days to which he or she was entitled to prior to the change in control;

•	to comply with the employment termination procedures for cause set forth in the change in control agreement.

In no event will the Named Executive Officer have good reason to terminate employment under the change in control agreement due to

•	a diminution of the business of the company or any of its subsidiaries or a reduction in the Named Executive Officer’s business unit’s head count or budget;

•	a suspension of the Named Executive Officer’s position, job functions, authorities, duties and responsibilities while on paid administrative leave.

Coordination Between Employment Agreements and Change in Control Agreements

A Named Executive Officer will not be entitled to receive full severance benefits under both the executive’s Employment Agreement and the executive’s Change in Control Agreement. An executive shall be entitled to severance benefits under his or her Employment Agreement or Change in Control Agreement only if (1) the executive signs a release agreement, and (2) the executive does not compete with us and our subsidiaries and does not solicit our employees during the 2-year period following termination of employment. A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by an executive will be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the company exceed the maximum amount (as determined under applicable tax rules) that the executive could receive without having any such payments become subject to such tax by at least $100,000.

Assumptions Regarding Post Termination Payment Tables

Except as noted below, the following tables were prepared as though each of our Named Executive Officers’ employment was terminated on December 31, 2007 using the closing price of our Common Stock as of that day ($36.81). The amounts under the column labeled “Termination by Us without Cause or by Named Executive

Officer for Good Reason on Account of a Change in Control” assume that a change in control occurred on December 31, 2007. We are required by the SEC to use these assumptions. With those assumptions taken as a given, we believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2007 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

General Assumptions

•	Base amount calculations for Section 280G tax gross-ups are based on each of our Named Executive Officer’s taxable wages (Form W-2, Box 1) for the years 2002 through 2006.

•

All Named Executive Officers were assumed to be subject to the maximum federal and Connecticut income and other payroll taxes, aggregating to a net combined effective tax of 60.40% when calculating the excise tax gross-up.

Equity-Based Assumptions

•

Unvested stock options and stock appreciation rights vested on December 31, 2007 with respect to a change in control, termination of employment without cause by us or by the Named Executive Officer for good reason, retirement, death or disability.

•

Unvested stock options and stock appreciation rights that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

•

It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued in existence after a change in control. Using a Black-Scholes value in lieu of the “spread” would result in higher value for excise taxes and the related tax gross-up payment.

Incentive Plan Assumptions

•

The entire value of long-term incentive plan awards with a performance period that has not ended as of a change in control are fully taken into account without any discount for amounts that may earned as of the assumed change in control date for purposes of the excise tax gross-up payment.

•	All amounts under our annual bonus plan were earned for 2007 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.

Retirement Benefit Assumptions

•

The present value of the additional service credit for retirement benefits due to a qualifying employment termination after a change in control consists of 2 years of additional credit, except in the case of Messrs. Keating and Kuhn, whose additional service credit is 3 years.

•	All benefits are payable in a single lump sum at the participant’s earliest retirement-eligible date.

•

December 31, 2007 present values for the qualified pension plan assume that all executives are employed until retirement and benefits commence at the earlier of normal retirement age (generally, age 65) and the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service). December 31, 2007 present values for the SERP reflect the change to interest rate methodology required under the Pension Protection Act of 2006 and eliminate pre-retirement mortality assumptions because SERP benefits are payable as a lump sum.

Conditional Tax Gross-Up for 20% Excise Tax

A 20% excise tax is payable by a Named Executive Officer if post termination amounts that are considered to be contingent on a change in control for tax purposes equal or exceed three times the officer’s average taxable income for the five years ended December 31, 2006. This tax equals 20% of all contingent payments that exceed his or her average taxable income as described above. Amounts that are subject to the 20% excise tax are not deductible under any circumstances by the buyer.

Based on the assumption that a change in control occurred on December 31, 2007, the post termination payment tables estimate the potential tax gross-up obligation based on the assumptions described above. No adjustment has been made to these amounts for the potential impact of lost deductions to a buyer after a change in control. If a change in control were to occur, the company believes that the tax gross-up payments could be reduced or even eliminated because certain amounts may be considered reasonable compensation (such as payments attributable to a non-compete obligation) and taxable income paid prior to the year of the change in control will increase the trigger amount for the 20% tax.

In the event that any payments related to a change in control are subject to the 20% excise tax, the change in control agreements provide for a conditional tax gross-up payment to reimburse the Named Executive Officer for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as contingent on the change in control exceed the maximum amount payable under trigger amount described above by more than $100,000. If these amounts exceed the trigger amount by $100,000 or less, then the payments to the Named Executive officer will be reduced to an amount that does not trigger the 20% excise tax.

Coordination with Other Tables

The post termination payment tables do not duplicate amounts disclosed elsewhere in this proxy that the Named Executive Officer had earned a vested right to receive prior to January 1, 2008 (or, in the case of Mr. Kuhn, prior to his retirement on February 29, 2008). These amounts primarily include the following:

•

Stock options, stock appreciation rights and restricted stock that vested prior to termination of employment–vested equity awards are reflected in the Outstanding Equity Awards at 2007 Fiscal Year-End table

•	Pension and SERP benefits, which are reflected in the 2007 Pension Benefits Table

•	Nonqualified deferred compensation vested under the Deferred Compensation Plan, which is reflected in the 2007 Non-Qualified Deferred Compensation Plan Table.

•	Unreimbursed business expenses.

Non-Compete Assumption

•

Solely for purposes of illustrating the potential payment amounts, we have not taken into account that some payments payable after a change in control that are attributable to a non-compete agreement may be exempt from excise taxes as reasonable compensation.

PAUL R. KUHN

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement*	Death	Disability
Cash Severance(1)	0	374,663	374,663	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	2,096,333	2,096,333	2,096,333	2,096,333	2,096,333
Value of Accelerated Unvested Equity(3)	0	587,448	587,448	587,448	587,448	587,448
Benefits Continuation(4)	0	2,053	2,053	0	0	0
Life Insurance(5)	0	440,897	440,897	440,897	0	440,897
Company Automobile(6)	0	40,650	40,650	40,650	0	0
Outplacement Services	0	0	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	0	0	0	0	0
Excise Tax and Gross-Up	0	0	0	0	0	0
Accrued Benefits(8)	45,263	45,263	45,263	45,263	45,263	45,263
Interest on SERP Benefit(9)	—	—	—	119,361	—	—
Special 2005 Award(10)				500,000
Total	45,263	3,587,307	3,587,307	3,829,952	2,729,044	3,169,941

Notes:

*	Mr. Kuhn retired from the company on February 29, 2008.
(1)	Reflects two times the sum of Mr. Kuhn’s 2007 base salary ($940,000) and last paid bonus ($1,339,200) times number of days to retirement divided by 730.
(2)	Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2005-2007 and 2006-2008 and 2007-2008 performance periods.
(3)

Reflects the value of the unvested stock options and restricted stock that become vested, which is calculated as difference between the exercise price and the closing market price of $36.81 as of December 31, 2007 (intrinsic value) of the stock options and the unvested restricted stock. Mr. Kuhn also has vested but unexercised options and stock appreciation rights with an intrinsic value of $289,892 at December 31, 2007.

(4)

Reflects the value of the company’s share of premium payments to be made for medical, dental, MERP and vision for 24 months at company cost, based on 2008 premiums for active employees with one dependent.

(5)	Reflects the value of regular annual premium based on 2007 rate, which will be paid but fluctuate throughout the life of the executive.
(6)	Reflects the value of the automobile at Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Kuhn is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 31, and unreimbursed business expenses that may be due.

(9)

Represents interest on the portion of Mr. Kuhn’s SERP benefit that will be delayed for six months and one day pursuant to Internal Revenue Code Section 409A. Interest is calculated at 100% of the short-term rate under Internal Revenue Code Section 1274 for the month of February 2008.

(10)

On February 26, 2008, the Board granted a special bonus award to Paul R. Kuhn in the amount of $500,000 payable within 15 business days after his retirement. The Board awarded this amount in recognition of his outstanding services in achieving a smooth transition of the company’s leadership to the new Chief Executive Officer, Neal Keating.

NEAL J. KEATING

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Death	Disability
Cash Severance(1)	0	1,920,000	1,280,000	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	0	0	0	0	0
Value of Accelerated Unvested Equity(3)	0	736,200	736,200	736,200	736,200	736,200
Benefits Continuation(4)	0	31,112	31,112	0	0	0
Life Insurance(5)	0	367,883	367,883	367,883	0	367,883
Company Automobile(6)	0	62,789	62,789	62,789	0	0
Outplacement Services	0	30,000	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	78,672	0	0	0	0
Excise Tax and Gross-Up	0	1,372,720	0	0	0	0
Accrued Benefits	0	0	0	0	0	0
Total	0	4,599,376	2,477,984	1,166,872	736,200	1,104,083

Notes:

(1)	Reflects two times (or three times in the event of a change in control) Mr. Keating’s 2007 base salary ($640,000) and last paid bonus ($-0-).
(2)	Mr. Keating became a participant in the long-term incentive award program on January 1, 2008.
(3)	Reflects the value of unvested restricted stock that becomes vested, which is calculated by the difference between the exercise price and the closing market price of $36.81 as of December 31, 2007.
(4)	Reflects the value of the company’s share of premium payments to be made for medical, dental, MERP and vision for 24 months, based on 2008 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2007 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/07 is illustrated in this chart assuming net rate of return for annual premium at 6.404%, mortality based on blended GAR-94 projected to 2002, interest at 5.9%.

(6)	Reflects the value of the automobile at the Edmunds trade in value (as Kelley Blue Book does not list this vehicle).
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

.

ROBERT M. GARNEAU

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Death	Disability
Cash Severance(1)	0	1,476,940	1,476,940	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	1,492,500	924,167	924,167	924,167	924,167
Value of Accelerated Unvested Equity(3)	0	1,340,004	1,340,004	1,340,004	1,340,004	1,340,004
Benefits Continuation(4)	0	7,046	7,046	0	0	0
Life Insurance(5)	0	407,183	407,183	407,183	0	407,183
Company Automobile(6)	0	64,000	64,000	64,000	0	0
Outplacement Services	0	30,000	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	724,134	0	0	0	0
Excise Tax and Gross-Up	0	0	0	0	0	0
Accrued Benefits(8)	97,806	97,806	97,806	97,806	97,806	97,806
Total	97,806	5,639,613	4,317,146	2,833,160	2,361,977	2,769,160

Notes:

(1)	Reflects two times Mr. Garneau’s 2007 base salary ($575,000) and last paid bonus ($607,200), times number of days to retirement age divided by 365.
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2005 – 2007, 2006 – 2008, and 2007 – 2009 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of unvested stock options and restricted stock that become vested, which is calculated by the difference between the exercise price and the closing market price of $36.81 as of December 31, 2007.

(4)	Reflects the value of the company’s share of premium payments to be made for medical, dental, MERP and vision for 24 months, based on 2008 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2007 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/07 is illustrated in this chart assuming net rate of return for annual premium at 6.694%, mortality based on blended GAR-94 projected to 2002, interest at 5.90%.

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Garneau is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 31, and un-reimbursed business expenses that may be due.

T. JACK CAHILL

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Death	Disability
Cash Severance(1)	0	1,372,000	1,372,000	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	762,150	467,683	467,683	467,683	467,683
Value of Accelerated Unvested Equity(3)	0	190,283	190,283	190,283	190,283	190,283
Benefits Continuation(4)	0	23,393	23,393	0	0	0
Life Insurance(5)	0	301,407	301,407	301,407	0	301,407
Company Automobile(6)	0	23,770	23,770	23,770	0	0
Outplacement Services	0	30,000	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	433,432	0	0	0	0
Excise Tax and Gross-Up(8)	0	1,023,543	0	0	0	0
Accrued Benefits(9)	77,974	77,974	77,974	77,974	77,974	77,974
Total	77,974	4,237,952	2,456,510	1,061,117	735,940	1,037,347

Notes:

(1)	Reflects two times the sum of Mr. Cahill’s 2007 base salary ($350,000) and last paid bonus ($336,000).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2005 – 2007, 2006 – 2008, and 2007 – 2009 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of the unvested stock options and restricted stock that become vested, which is calculated as difference between the exercise price and the closing market price of $36.81 as of December 31, 2007 (intrinsic value) of the stock options and the unvested restricted stock. Mr. Cahill also has vested but unexercised options and stock appreciation rights with an intrinsic value of $430,536 at December 31, 2007.

(4)	Reflects the value of the company’s share of the premium payments to be made for medical, dental, MERP and vision for 24 months, based on 2008 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2007 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/07 is illustrated in this chart assuming net rate of return for annual premium at 6.406%, mortality based on blended GAR-94 projected to 2002, interest at 5.90%.

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

(8)

Represents the amount that Mr. Cahill’s benefits would be reduced based on the estimates noted above under the change in control agreement to avoid triggering excise taxes and a tax gross-up. A tax gross-up payment would be required if the actual value of the payments contingent upon a change in control exceeded the amount that would trigger excise taxes by more than $100,000.

(9)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Cahill is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 31, and un-reimbursed business expenses that may be due.

CANDACE A. CLARK

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Death	Disability
Cash Severance(1)	0	1,231,600	1,231,600	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	709,450	434,733	434,733	434,733	434,733
Value of Accelerated Unvested Equity(3)	0	179,832	179,832	179,832	179,832	179,832
Benefits Continuation(4)	0	23,393	23,393	0	0	0
Life Insurance(5)	0	305,096	6,253	6,253	0	0
Company Automobile(6)	0	15,660	15,660	15,660	0	0
Outplacement Services	0	30,000	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	167,900	0	0	0	0
Excise Tax and Gross-Up	0	948,868	0	0	0	0
Accrued Benefits(8)	95,923	95,923	95,923	95,923	95,923	95,923
Total	95,923	3,707,722	1,987,394	732,401	710,488	710,488

Notes:

(1)	Reflects two times the sum of Ms. Clark’s 2007 base salary ($326,000) and last paid bonus ($289,800).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2005 – 2007, 2006 – 2008 and 2007 – 2009 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of the unvested stock options and restricted stock that become vested, which is calculated as difference between the exercise price and the closing market price of $36.81 as of December 31, 2007 (intrinsic value) of the stock options and the unvested restricted stock. Ms. Clark also has vested but unexercised options and stock appreciation rights with an intrinsic value of $1,003,825 at December 31, 2007.

(4)	Reflects the value of the company’s share of the premium payments to be made for medical, dental, MERP and vision for 24 months, based on 2008 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2007 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/07 is illustrated in this chart assuming net rate of return for annual premium at 6.48%, mortality based on blended GAR-94 projected to 2002, interest at 5.90% .

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Ms. Clark is also entitled to receive her contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 31, and un-reimbursed business expenses that may be due.

RONALD M. GALLA

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Death	Disability
Cash Severance(1)	0	1,012,632	1,012,632	0	0	0
Acceleration of Long Term Incentive Grants at Target(2)	0	570,600	347,800	347,800	347,800	347,800
Value of Accelerated Unvested Equity(3)	0	152,980	152,980	152,980	152,980	152,980
Benefits Continuation(4)	0	23,393	23,393	0	0	0
Life Insurance(5)	0	305,498	8,259	8,259	0	0
Company Automobile(6)	0	24,600	24,600	24,600	0	0
Outplacement Services	0	30,000	0	0	0	0
Present Value of Additional Service Credit for Retirement Benefits(7)	0	168,073	0	0	0	0
Excise Tax and Gross-Up	0	822,984	0	0	0	0
Accrued Benefits(8)	85,664	85,664	85,664	85,664	85,664	85,664
Total	85,664	3,196,424	1,655,328	619,303	586,444	586,444

Notes:

(1)	Reflects two times the sum of Mr. Galla’s 2007 base salary ($282,000) and last paid bonus ($224,316).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2005 – 2007, 2006 – 2008 and 2007 – 2008 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of the unvested stock options and restricted stock that become vested, which is calculated as difference between the exercise price and the closing market price of $36.81 as of December 31, 2007 (intrinsic value) of the stock options and the unvested restricted stock. Mr. Galla also has vested but unexercised options and stock appreciation rights with an intrinsic value of $236,854 at December 31, 2007.

(4)	Reflects the value of the company’s share of premium payments to be made for medical, dental, MERP and vision for 24 months, based on 2008 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2007 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/07 is illustrated in this chart assuming net rate of return for annual premium at 7.196%, mortality based on blended GAR-94 projected to 2002, interest at 5.90%

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2007, which are disclosed in the Pension Benefits table at page 31.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Galla is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the pension table on page 31, and un-reimbursed business expenses that may be due.

NON-EMPLOYEE DIRECTOR COMPENSATION

For 2007, the annual cash and equity compensation structure for our non-employee directors was as follows:

•

annual cash retainers (payable quarterly in arrears) of $45,000 to each Board member, $7,500 to the Lead Director, $10,000 to the Audit Committee Chair, and $5,000 to each of the Corporate Governance, Personnel & Compensation Committee, and Finance Committee chairs;

•	per meeting fees of $1,500 for each board meeting and $1,200 for each Committee meeting with each Committee chair receiving $1,800; and

•	a fully vested restricted stock award of 2,000 shares pursuant to the 2003 Stock Incentive Plan to be made at the Annual Board meeting.

From time to time, special activities may be undertaken by one or more Directors at the direction of the Board and in such cases, additional fees will ordinarily be paid. During 2007, for example, the Corporate Governance Committee undertook the search for Mr. Kuhn’s replacement and the Chairperson of the Committee and certain Committee members performed services outside of routine Committee meetings. In recognition of these services, Mrs. Kraus was paid an additional fee of $5,400 (equal to 3 times the usual Committee meeting fee) and each of Messrs. Swift and Huston were paid a fee of $1,200 (equal to 1 times the usual Committee meeting fee).

Directors may defer all, or a portion of, their cash compensation. Interest accrues on such deferrals at the Applicable Interest Rate, which is the same rate that applies to our Deferred Compensation Plan for company executives.

The following table shows the total compensation paid to each non-employee Director in 2007.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Robert Alvine	$66,300	$48,420	$114,720
Brian E. Barents	$77,356	$48,420	$125,776
E. Reeves Callaway III	$68,700	$48,420	$117,120
John A. DiBiaggio	$79,100	$48,420	$127,520
Karen M. Garrison	$71,100	$48,420	$119,520
Edwin A. Huston	$90,700	$48,420	$139,120
Eileen S. Kraus	$97,400	$48,420	$145,820
Richard J. Swift	$78,544	$48,420	$126,964

(1)

The amounts shown in the table represent the dollar amounts recognized for financial reporting purposes with respect to the fiscal year. Each stock award consists of 2,000 shares of our Common Stock at a price of $24.21 per share on April 17, 2007.

The Corporate Governance Committee reviews our non-employee director compensation policies on a biennial basis with the assistance of the independent consultant to the Personnel & Compensation Committee. A review was conducted during 2007 and the principal result was a finding that retainers of lead directors and committee chairpersons have increased significantly in the past two years. In developing his recommendations, the independent consultant utilized survey information from the sample of 24 Russell 2000 companies of similar size discussed at page 17 of the Compensation Discussion and Analysis and shown on Exhibit 1 to this proxy statements as well as the following surveys which include 2006 data: Korn/Ferry International (896 Fortune 1000 companies with data taken from proxy statements), The Conference Board (402 companies who are members of the Society of Corporate Secretaries and Governance Professionals), Equilar, Inc. and Hay Group (Fortune 500 companies). In November 2007, the Corporate Governance Committee recommended, and the Board approved, an annual cash and equity compensation structure as follows, effective January 1, 2008:

•

annual cash retainers (payable quarterly in arrears) of $45,000 to each Board member, $30,000 to the Lead Director, $15,000 to the Audit Committee Chair, $7,500 to the Personnel & Compensation Committee chair; and $6,000 to each of the Corporate Governance and Finance Committee chairs;

•	per meeting fees of $1,500 for each board meeting and $1,500 for each Committee meeting with each Committee chair receiving $1,800; and

•	a fully vested restricted stock award of 2,000 shares pursuant to the 2003 Stock Incentive Plan to be made at the Annual Board meeting.

It should also be noted that the Corporate Governance Committee recommended, and the Board approved at its November 2007 meeting, a restatement of the responsibilities of the Board’s Lead Director.

As previously stated in the Compensation Discussion and Analysis, the Board has adopted stock ownership guidelines for non-employee Directors. The Corporate Governance Committee periodically reviews the progress of each non-employee Director toward achieving these guidelines.

Directors who are employees of the company receive no additional compensation for their services as directors, therefore Mr. Keating receives no compensation for his Board service.

TRANSACTIONS WITH RELATED PERSONS

The company’s Code of Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of the company’s employees have a responsibility and duty of loyalty to the company and all business decisions are to be made in the best interests of the company, which means putting the company’s interests first. Should a situation arise that would constitute a related-party transaction under SEC rules, the independent Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed between executive officers of the company and the company or any of its subsidiaries during 2007. Mr. Rabaut, a nominee for election as a Class 3 Director, is also a director of Burdeshaw Associates, Ltd., a privately owned consulting firm that assists industry in matching technology and capability to domestic and international government requirements. Burdeshaw has performed services for the company’s Kaman Aerospace Corporation subsidiary in the past and is currently providing advice to the Fuzing Segment, a division of Kaman Aerospace Corporation. A total of $59,319 was paid to Burdeshaw in 2007.

In connection with the November 2005 recapitalization that eliminated the company’s then existing dual class stock structure, the company entered into indemnification agreements with certain executive officers listed in the Summary Compensation Table and Directors who were then serving at the request of the company as voting trustees under a Voting Trust Agreement dated August 14, 2000 and/or attorneys in fact under a Durable Power of Attorney dated May 7, 1996 given by Charles H. Kaman in connection with his estate planning arrangements. These individuals were Paul R. Kuhn, Robert M. Garneau, and T. Jack Cahill as well as Wanda L. Rogers and John S. Murtha, former directors of the company. The indemnification agreements are intended to have the same basic scope as Connecticut statutory indemnification for actions taken as directors or officers and the company will indemnify such officers and directors for any and all expenses and damages, including attorneys’ fees, settlements and judgments, incurred in connection with a claim arising from any action taken or not taken in their capacity as a voting trustee or attorney in fact. As of the date of this proxy statement, no claims have been brought and no reimbursements made under these agreements.

APPROVAL OF THE COMPANY’S CASH BONUS PLAN (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008) (Proposal No. 2)

The Board of Directors Recommends a Vote “For” Approval of the Cash Bonus Plan

On February 26, 2008, the Board approved the Kaman Corporation Cash Bonus Plan (As Amended and Restated Effective January 1, 2008) (the “Cash Bonus Plan”), subject to shareholder approval. The Board seeks shareholder approval in order to qualify payments under the Cash Bonus Plan as “performance-based compensation” that is exempt from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. The Board anticipates that a portion of the annual cash incentives paid to certain executive officers under current compensation practices will be nondeductible in future years due to Section 162(m) unless paid under a shareholder approved plan. If shareholders do not approve the Cash Bonus Plan, awards granted to executive officers under the Cash Bonus Plan that are intended to be “performance-based compensation” will be void; however, all other awards granted under the Cash Bonus Plan will remain in force.

Description of the Cash Bonus Plan

The Cash Bonus Plan is substantially similar to the existing Kaman Corporation Cash Bonus Plan (the “Prior Plan”), except with respect to the provisions described below that are intended to comply with the requirements of Section 162(m). The following is a summary of the material features of the Cash Bonus Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Cash Bonus Plan, which is attached to this proxy statement as Exhibit 2.

Purpose. The purpose of the Cash Bonus Plan is to provide an incentive for certain of our employees to perform at levels beyond those ordinarily associated with competent fulfillment of their roles and responsibilities.

Eligible Participants. Employees of the company and its subsidiaries who are designated by the Personnel & Compensation Committee of the Board are eligible to participate in the Cash Bonus Plan.

Amount Subject to the Plan. Target awards under the Cash Bonus Plan are expressed as a percentage of an eligible employee’s base salary. The maximum amount payable to any participant under the Cash Bonus Plan with respect to any calendar year cannot exceed the lesser of $3 million and 200% of a participant’s target bonus.

Term of the Plan. The Cash Bonus Plan will continue until it is terminated by the Board. Awards intended to qualify as “performance-based compensation” that are granted to executive officers after the first shareholder meeting that occurs in 2013 will be conditioned on the reapproval of the Cash Bonus Plan by our shareholders.

Award Types. The Cash Bonus Plan provides for the award and payment of cash bonuses that are intended to qualify as “performance-based compensation” and certain other bonuses payable to our executive officers that are intended to be subject to the deduction limit under Section 162(m). The Cash Bonus Plan also provides for the payment of bonus awards to certain of our non-executive officer employees. Bonuses under the Cash Bonus Plan will be paid in a lump sum no later than March 15th following the end of the applicable calendar year.

Administration. The Cash Bonus Plan shall be administered by the Personnel and Compensation Committee with respect to participants who are executive officers and will be administered by a committee consisting of our Chief Executive Officer, Chief Financial Officer and Vice President – Human Resources with respect to all other participants (as applicable, referred to as the “committee” in this discussion). The committee will have authority to interpret and administer the Cash Bonus Plan, with any determination of the Personnel and Compensation Committee being final and binding on all participants in the Cash Bonus Plan.

Performance Goals; Terms of Awards. The committee will determine the terms and conditions of each award under the Cash Bonus Plan.

The committee will establish objective performance-based goals for bonuses awarded to our executive officers under the Cash Bonus Plan that are intended to qualify as “performance-based compensation” and for bonuses awarded to other employees. With respect to our executive officers, these goals may include:

•	growth in earnings per share;

•	return on total capital;

•	pre-tax profits measured against budget;

•	net earnings;

•	net income;

•	operating earnings;

•	customer satisfaction (as measured by objective standards);

•	revenues;

•	net sales;

•	financial return ratios such as return on equity, return on assets, return on capital, and return on investment;

•	ratio of debt to earnings or shareholders’ equity;

•	market performance;

•	market share;

•	balance sheet measurements;

•	economic profit;

•	cash flow;

•	shareholder return;

•	margins;

•	productivity improvement;

•	cost control or operational efficiency measures; and

•	working capital.

Any of these goals may be measured in absolute terms, growth or improvement during a stated period or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may be particular to a line of business, subsidiary or other unit and may, but need not, be based upon a change or an increase or positive result.

For each calendar year, awards granted to executive officers that are intended to qualify as “performance-based compensation” shall meet the requirements described in this paragraph:

•	The performance goals for bonuses awarded will be established by the committee by not later than the 90th day of the year.

•	The committee will determine whether the performance goals have been satisfied and the amount of bonuses paid under the Cash Bonus Plan.

•	No bonus will be payable under the Cash Bonus Plan until the committee certifies in writing that the performance goals associated with the bonus have been satisfied.

•	The committee has the ability to reduce or eliminate (but not increase) a bonus payable to an executive officer.

The committee may also grant bonus awards in its discretion that are subject to performance goals, including individual performance goals, that are not described above. Any such bonuses payable to our executive officers will be separate from any bonuses that are intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m).

Vesting. A participant must be employed by us or one of our subsidiaries on the last day of the applicable calendar year in order to receive an award under the Cash Bonus Plan, unless otherwise provided for by the committee.

Withholding. All bonus payments will be subject to withholding of applicable federal, state, local or other taxes.

Amendment and Termination. On the recommendation of the committee, the Board may amend, suspend or terminate the Cash Bonus Plan, provided that no such action will apply to the payment to any participant of a bonus award made prior to the date of such action.

Impact on the Prior Plan. No further awards will be granted under the Prior Plan if shareholders approve the Cash Bonus Plan.

New Plan Benefits. The Personnel and Compensation Committee of the Board has granted the following target bonus awards under the Cash Bonus Plan to our Named Executive Officers for 2008, subject to shareholder approval of the Cash Bonus Plan. The performance goals used for each of these grants is substantially similar to the methodology used in previous years under the Prior Plan. If shareholders do not approve the Cash Bonus Plan, the 2008 bonus awards granted to our executive officers would be void. However, the committee does reserve authority to continue to grant awards under the Prior Plan if shareholders do not approve the Cash Bonus Plan.

Cash Bonus Plan

Name and Position	% of Base Salary
Neal J. Keating, Chairman, President and Chief Executive Officer	80%
Robert M. Garneau, Executive Vice President and Chief Financial Officer	60%
T. Jack Cahill, President, Kaman Industrial Technologies Corporation	50%
Candace A. Clark, Senior Vice President and Chief Legal Officer	50%
Ronald M. Galla, Senior Vice President and Chief Information Officer	45%
8 executive officers as a group (mean)	51%
11 non-executive officer employees as a group (mean)	35%

AUDIT COMMITTEE REPORT

The directors named below constitute the current Audit Committee (the “Committee”) of the Board. We each serve for a term of one year and until our successors are elected and qualify. The Board has made an affirmative determination that each of us is independent, as defined by the Nasdaq Stock Market, LLC and the SEC and otherwise in accordance with the Committee’s charter and the company’s Governance Principles.

The Committee oversees the company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

The Committee reviewed and discussed with management and KPMG LLP the company’s audited consolidated financial statements for the year ended December 31, 2007, the representations of management and KPMG’s opinion regarding such statements, and the company’s system of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act. The Committee discussed with the company’s Director of Internal Audit and with KPMG LLP the overall scope and plan of their individual audits and reviewed the results of their examinations and the overall quality of the company’s financial reporting. The Committee also received from KPMG LLP a written report relative to matters required by Statement on Auditing Standards No. 114 and discussed the report with KPMG LLP and management. Based upon these reviews and discussions and in reliance upon them, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

During 2007, the Committee monitored the qualifications, performance, effectiveness and independence of KPMG LLP, the company’s independent registered public accounting firm. In that regard, the Committee has received from KPMG, and discussed with it, a written report relative to the matters required by Independence Standards Board, Standard No. 1 (Independent Discussions with Audit Committees, as amended).

The Committee also approved KPMG LLP as the independent registered public accounting firm for 2008, which approval has been ratified by the Board and is being recommended for ratification by shareholders at the 2008 Annual Meeting of Shareholders.

Audit Committee

Edwin A. Huston, Chair

Brian E. Barents

Karen M. Garrison

Eileen S. Kraus

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed filed under such statutes.

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY (Proposal No. 3)

The Board of Directors Recommends a Vote “For” this Proposal.

The Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the company for the calendar year ending December 31, 2008 and this choice has been ratified by the Board. Although not legally required to do so, the Board has historically chosen to ask the company’s shareholders to ratify the selection of the company’s independent registered public accounting firm. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to the company by KPMG LLP for professional services rendered for the years ended December 31, 2007 and 2006:

Fee Category	2007 Fees	2006 Fees
	(In Thousands)
Audit Fees	$960.9	$989.5
Audit-Related Fees	317.0	42.8
Tax Fees	359.1	467.6

Total Fees	$1,637.0	$1,499.9

Audit Fees relate to services rendered for the audit of the company’s consolidated financial statements and audit of the effectiveness of internal controls and financial reporting as of December 31, 2007 and review of the interim consolidated financial statements included in quarterly reports and services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees relate to assurance and related services that are reasonably related to performance of the audit or review of the company’s consolidated financial statements and which are not reported under “Audit Fees”. These services have included employee benefit plan audits, the Music segment divestiture, and responding to a SEC comment letter.

Tax Fees relate to tax compliance, tax advice, and tax planning services, including assistance with federal, state and international tax compliance, tax audit defense, acquisitions and international tax planning.

The Audit Committee’s policy is to pre-approve all audit, non-audit, tax and other fees to be paid to its independent auditor. The Chairman of the Committee has been authorized by the Committee to pre-approve proposals up to twenty thousand dollars per service item, subject to the full Committee’s approval at a subsequent meeting. Pre-approvals are specific as to the particular service that is proposed and each service is generally subject to a budget.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to SEC rules, proposals of shareholders intended to be included in the company’s 2009 proxy materials and submitted for action at the 2009 Annual Meeting of Shareholders must be received by the company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before November 9, 2008. Pursuant to SEC rules and the company’s Bylaws, shareholders who wish to present a proposal at the 2009 Annual Meeting of Shareholders, when such proposal is not intended to be included in the company’s proxy materials relating to that meeting, must give advance notice to the company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before February 1, 2009, but no earlier than January 16, 2009, which is the period not less than 75 days, nor more than 90 days, prior to the first anniversary of the company’s Annual Meeting of Shareholders to be held on April 16, 2008.

GENERAL

The company pays the cost of solicitation of proxies. The solicitation will be made by mail and may also include participation of the company’s officers and employees personally or by telephone, facsimile, or Internet, without additional compensation. The company may also reimburse brokers, dealers, banks, voting trustees or their nominees for reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners.

The company will provide without charge, upon written request from a shareholder, a copy of the company’s Annual Report to Shareholders, which includes the company’s Annual Report on Form 10-K, including financial statements and the financial statement schedules for the year ended December 31, 2007. Any such request should be sent to: Kaman Corporation, Corporate Headquarters, c/o Corporate Secretary, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

The company has posted on its web site and will make available in print to any shareholder who requests it, its Amended and Restated Certificate of Incorporation, Bylaws, Corporate Governance Principles, Code of Business Conduct, and the charters of each standing committees of the Board. The company’s web site is located at www.kaman.com.

By Order of the Board of Directors

Candace A. Clark

Senior Vice President, Chief Legal Officer,

and Secretary

March 5, 2008

Exhibit 1

CEO Compensation Proxy Analysis

of Russell 2000 Manufacturing Companies

with 2006 Annual Sales from $750 Million – 1.75 Billion

Albany International	$1,011,458
Barnes Group	1,259,656
Callaway Golf	998,093
Carpenter Technology	1,568,200
Champion Enterprises	1,364,648
EDO Corp.	715,197
Enpro Systems	928,400
Esterline Technologies	972,275
H B Fuller	1,472,391
Hexcel Corp.	1,193,100
Intermec Inc.	849,969
Moog Inc.	1,306,494
Nordson Corp.	892,211
Plexus Corp.	1,460,557
Schulman (A) Co.	1,616,386
Spartec Corp.	1,485,597
Stepan Co.	1,172,583
Superior Industries Int’l	789,862
Technitrol Inc.	954,096
Teledyne Technologies	1,433,200
Tupperware Brands	1,743,700
Valmont Industries	1,281,281
Varian Inc.	834,705
Wellman Inc.	1,332,000

Average	1,193,169
Median	1,226,378

Note: Data taken from Form 10Ks and annual proxy statements as of April 20, 2007

	Compensation Element
Surveys	Base Salary	Annual Bonus Target	Long-term Compensation Target	Number of Participants
Hewitt Associates—Executive Compensation Survey	X	X	Limited	591	Fortune 1000 companies
Towers Perrin—Executive Compensation Database	X	X	X	472	Fortune 1000 companies
Hewitt Associates Total Compensation Center	—	—	X		Not determinable

Exhibit 2

KAMAN CORPORATION

CASH BONUS PLAN

(Amended and Restated Effective as of January 1, 2008)

Section 1. Plan Name, Objective and Administration.

(a) Plan Name. The name of this Plan is the Kaman Corporation Cash Bonus Plan (the “Bonus Plan”). This plan supersedes and replaces that certain Cash Bonus Plan which was amended and restated by the Board of Directors of Kaman Corporation (the “Board”) effective as of January 1, 2002, which was subsequently amended by a First Amendment (dated February 12, 2002), a Second Amendment (dated March 21, 2003) and a Third Amendment (dated August 3, 2004), for Award Years (as defined in Section 4(a) below) beginning on and after January 1, 2008 (the “Effective Date”).

(b) Objective. The objective of the Bonus Plan is to provide an incentive for certain employees of Kaman Corporation (“Kaman”) and its subsidiaries (each subsidiary being referred to as a “Business Unit” and, collectively with Kaman, the “Company”) to perform at levels beyond those ordinarily associated with competent fulfillment of the roles and responsibilities of their positions.

(c) Administration. The Bonus Plan will be administered by a committee (the “Plan Administrators”) consisting of the Chief Executive Officer, Chief Financial Officer, and Vice President—Human Resources of Kaman. Notwithstanding the foregoing, the Bonus Plan shall be administered by the Personnel and Compensation Committee of the Board with respect to Participants (as defined in Section 2 below) who are “executive officers”, as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (collectively, the “Executive Officers”). References in the Bonus Plan to the “Committee” shall mean the Plan Administrators for all Participants other than Executive Officers, and the Personnel and Compensation Committee for Participants who are Executive Officers. For the avoidance of doubt, references to the “Committee” in Section 7 of the Bonus Plan shall only be to the Personnel and Compensation Committee.

Section 2. Eligibility to Participate. The employees of the Company eligible to participate in the Bonus Plan for a particular Award Year shall be determined annually and shall be those persons designated by the Personnel and Compensation Committee as Key Management Personnel under the Kaman Corporation Compensation Administration Plan. An employee who is so chosen to participate in the Bonus Plan shall be referred to as a “Participant”.

Section 3. Initial Target Bonus Opportunity. Each year, the Committee shall assign a target bonus opportunity percentage (“TBO”) to each salary grade and/or position. A Participant’s Initial Target Bonus Opportunity is determined by multiplying the applicable TBO times the Participant’s base annual salary.

Section 4. Award Year.

(a) Fiscal Year. The “Award Year” shall be, and shall coincide with, Kaman’s fiscal year, commencing January 1 of each year and concluding on December 31 of each year.

(b) Circumstances Affecting Participation. Should any Participant have been employed for less than a full Award Year or cease to be in the Company’s service for any reason prior to the end of the Award Year, neither the Participant nor, in the case of death or incompetency, such individual’s personal representatives, heirs, executors, administrators or assigns shall be entitled to any distribution of a cash bonus award hereunder for the Award Year except and to such extent, if any, as the Committee shall determine to be fair and equitable.

Section 5. Performance Objectives for Business Unit Participants.

(a) Applicability. The provisions of this Section 5 shall apply to Participants who are employed by a subsidiary of Kaman (“Business Unit Participants”). The provisions of Section 6 hereof shall not apply to Business Unit Participants.

(b) In General. The Modified Target Bonus Opportunity (as defined in Section 5(f) below) for Business Unit Participants shall be calculated based upon the performance of the Business Unit the Participant works for, using (i) growth in operating profit (“OP Growth”) of the Business Unit, (ii) return on total capital (“ROI”) of the Business Unit, and (iii) such other factors as the Committee may determine to be applicable to the Business Unit, as the financial performance goals. This Section 5 describes the approach to be followed in determining the Modified Target Bonus Opportunity for Business Unit Participants. Without limiting the authority provided by Section 12(b), the Committee is authorized to prescribe reasonable rules of operation and to resolve any ambiguities or matters of interpretation; provided that such rules and interpretations are consistent with the approach provided herein. Furthermore, the Committee is authorized to include or exclude special items in determining a Business Unit’s OP Growth, ROI performance and/or the achievement of other performance goals; provided that the approach taken is followed consistently from year to year and, with respect to Executive Officers, such determination is made not later than the end of the 90-day period beginning on the first day of the applicable Award Year.

(c) OP Growth. The OP Growth for a Business Unit for the Award Year will be calculated. The Committee shall determine the appropriate percentage weighting that OP Growth should have, and shall determine whether the goal is achieved or exceeded and the percentage of the Initial Target Bonus Opportunity earned with respect to the achievement of the OP Growth target.

(d) Return on Total Capital. The ROI for a Business Unit shall be measured on a pre-tax operating profit basis. The target ROI for a Business Unit shall be the moving average of the ROI for the Business Unit for the prior three years, as determined by the Committee. The Committee shall determine the appropriate percentage weighting that ROI shall have in total, and that the various comparison measurements of ROI shall have. Such comparison measurements include comparing budget versus target, actual performance versus budget, and actual performance versus target. The Committee shall also determine whether ROI is achieved or exceeded and the percentage of the Initial Target Bonus Opportunity earned with respect to the achievement of ROI.

(e) Other Factors. The Committee is authorized to utilize other factors in addition to OP Growth and ROI as financial performance goals. Any goals established with respect to such other factors will be given a percentage weighting by the Committee. The Committee shall determine whether such factors are achieved or exceeded and the percentage of the Initial Target Bonus Opportunity earned with respect to the achievement of any such factor.

(f) Computation of Modified Target Bonus Opportunity. The percentages of Initial Target Bonus Opportunity earned for EPS Growth, ROI and any other performance factor established by the Committee, as determined in accordance with the foregoing, shall be added together. This combined percentage may be greater than 100%, subject to the limits set forth in Section 7(f) of the Bonus Plan. This combined percentage, when multiplied by a Business Unit Participant’s Initial Target Bonus Opportunity, shall equal the Business Unit Participant’s Modified Target Bonus Opportunity.

(g) Initial Factor Weightings. Attachment A sets forth the performance goals and factor weightings established by the Committee for the 2008 Award Year. Attachment A is subject to modification from time to time by the Committee as it carries out the provisions of this Section 5.

(h) Special Circumstances. The Board shall have the authority and discretion to evaluate significant or extraordinary circumstances affecting the business of Kaman and/or any Business Unit during an Award Year and, if the Board deems it appropriate, to (i) adjust the performance goals, (ii) to pay bonus awards that are greater than would otherwise be authorized under the formulas or metrics set forth in this Section 5 or (iii) to pay bonus awards to some or all Business Unit Participants as it determines, in its discretion, subject to the limits set forth in Section 7(f) of the Bonus Plan, in the case of subsections (ii) and (iii). Notwithstanding the foregoing, the provisions in this Section 5(h) shall not apply to any Executive Officers who participates in the Bonus Plan.

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Section 6. Performance Objectives for Corporate Participants.

(a) Applicability. The provisions of this Section 6 shall apply to Participants who are employed by Kaman at its headquarters location (“Corporate Participants”). The provisions of Section 5 hereof shall not apply to Corporate Participants.

(b) In General. The Modified Target Bonus Opportunity (as defined in Section 6(g) below) for Corporate Participants shall be calculated based upon the consolidated financial performance of the Company using (i) growth in earnings per share (“EPS Growth”), (ii) return on total capital (“ROI”), (iii) pre-tax profits measured against budget (“Budget Performance”) and (iv) such other performance goal or goals listed in Section 7(b)(ii) of the Bonus Plan and selected by the Committee as the performance goals. EPS Growth and ROI performance are determined by comparing the EPS Growth and ROI performance of the Company for the applicable Award Year with comparable numbers for the Russell 2000 index averaged over the prior 5 year period. For example, for Award Year 2008, the numbers for the Company for EPS Growth and ROI will be compared index averaged for 2003 – 2007. Budget Performance is determined by comparing the Company’s pre-tax profits for the applicable Award Year with the Company’s budgeted pre-tax profits for such Award Year utilizing the Company’s original budget for such Award Year as approved by the Board, without regard to any modifications of such budget following initial Board approval (the “Original Budget”). This Section 6 describes the approach to be followed in determining the Modified Target Bonus Opportunity for Corporate Participants. Without limiting the authority provided by Section 12(b), the Committee is authorized to prescribe reasonable rules of operation and to resolve any ambiguities or matters of interpretation; provided that such rules and interpretations are consistent with the approach provided herein. Furthermore, the Committee is authorized to include or exclude special items in determining the Company’s EPS Growth, ROI performance, Budget Performance and/or achievement of the other performance goals set forth in the Bonus Plan; provided that the approach taken is followed consistently from year to year and, with respect to Executive Officers, such determination is made not later than the end of the 90-day period beginning on the first day of the applicable Award Year.

(c) EPS Growth. The EPS Growth for the Company for the Award Year will be calculated. Calculations of average EPS Growth for the Russell 2000 for the prior five (5) years shall also be made, and percentile rankings shall be developed. The Committee shall establish percentages of initial target bonus opportunity earned for EPS Growth corresponding to the various percentile rankings. The percent of the Initial Target Bonus Opportunity earned for EPS Growth for an Award Year shall be determined by the Committee based upon the percentile ranking of the Company.

(d) Return on Total Capital. The ROI for the Company for the Award Year will be calculated. Calculations of average ROI for the Russell 2000 for the prior five (5) years shall also be made, and percentile rankings shall be developed. The Committee shall establish percentages of initial target bonus opportunity earned for ROI corresponding to the various percentile rankings. The percent of the Initial Target Bonus Opportunity earned for ROI for an Award Year shall be determined by the Committee based upon the percentile ranking of the Company.

(e) Budget Performance. The consolidated pre-tax profits of the Company for the Award Year shall be compared with the Original Budget. The Committee shall established percentages of Initial Target Bonus Opportunity earned for achieving 100% or more or less of consolidated pre-tax profits in the Original Budget. The percent of the Initial Target Bonus Opportunity earned for Budget Performance for an Award Year shall be determined by the Committee.

(f) Percentile Calculations. The percentile ranking of the Company must be at least 25th for EPS Growth in order to generate a percentage of Initial Target Bonus Opportunity earned for EPS Growth. The percentile ranking of the Company must be at least 25th for ROI in order to generate a percentage of Initial Target Bonus Opportunity earned for ROI. If the Company is in at least the 75th percentile for either category (EPS Growth or ROI), it will generate the maximum award with respect to that category. In making calculations hereunder for Budget Performance, no percentage of Initial Target Bonus Opportunity

3

shall be awarded with respect to this performance goal if pre-tax profits for the Award Year are less than 70% of the Original Budget. The Committee may, but shall not be required to, extend the maximum award earned for EPS Growth, ROI, or Budget Performance from 100% to a larger percentage, subject to the limits set forth in Section 7(f) of the Bonus Plan. In making calculations and determinations hereunder for Budget Performance, in no event will the 25th percentile for EPS Growth or ROI for the Russell 2000 5-year average be considered to be less than zero.

(g) Computation of Modified Target Bonus Opportunity. The percentages of Initial Target Bonus Opportunity earned for EPS Growth, ROI, Budget Performance and any other performance goal selected by the Committee, determined in accordance with the foregoing, shall be added together. This combined percentage may be greater than 100%, subject to the limits set forth in Section 7(f) of the Bonus Plan. This combined percentage, when multiplied by a Corporate Participant’s Initial Target Bonus Opportunity, shall equal the Corporate Participant’s Modified Target Bonus Opportunity.

(h) Factor Weightings. Attachment B sets forth the performance goals and factor weightings established by the Committee for the 2008 Award Year. As set forth in Attachment B, the factor weightings for EPS Growth, ROI, Budget Performance and any other performance goals set forth in the Bonus Plan shall aggregate 100%. Otherwise, Attachment B is subject to modification from time to time as the Committee carries out the provisions of this Section 6.

(i) Special Circumstances. The Board shall have the authority and discretion to evaluate significant or extraordinary circumstances affecting the business of Kaman and/or any Business Unit during an Award Year and, if the Board deems it appropriate, to (i) adjust the performance goals, (ii) to pay bonus awards that are greater than would otherwise be authorized under the formulas or metrics set forth in this Section 6 or (iii) to pay bonus awards to some or all Corporate Participants as it determines, in its discretion, subject to the limits set forth in Section 7(f) of the Bonus Plan, in the case of subsections (ii) and (iii). Notwithstanding the foregoing, the provisions in this Section 6(h) shall not apply to any Executive Officers who participate in the Bonus Plan.

Section 7. Special Rules Applicable to Executive Officers.

(a) Compliance with Section 162(m). Subject to Section 7(i) below, it is intended that awards made to Executive Officers under the Bonus Plan shall satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The interpretation of the Bonus Plan and awards to Executive Officers shall be guided by such provisions, as appropriate. If a provision of the Bonus Plan would cause a payment to an Executive Officer (other than under Section 8) to fail to satisfy these requirements, it shall be interpreted and applied in a manner such that said payment will satisfy Section 162(m) of the Code to the extent practicable. If the Bonus Plan does not contain any provision required to be included herein under Section 162(m) of the Code or applicable Treasury regulations, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(b) Pre-Established Performance Goals. In the case of a Participant who is then an Executive Officer, within 90 days after the beginning of an Award Year and before it has become substantially certain that the performance level will be met (or such other period of time as is consistent with the requirements of Sections 162(m) of the Code), the Committee, in its sole discretion, shall take the following action:

(i) establish in writing the formula to determine the Initial Target Bonus Opportunity and the Modified Target Bonus Opportunity;

(ii) establish objective performance-based goals for the bonus award for which the outcome is substantially uncertain at the time such goals are established and that base performance on the financial indicators of the Company as set forth in Section 5 (in the case of a Business Unit Participant), Section 6 (in the case of a Corporate Participant) or one or more of the following financial indicators of the Company’s success: net earnings, net income, operating earnings, customer satisfaction, revenues,

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net sales, financial return ratios such as return on equity, return on assets, return on capital, and return on investment, ratio of debt to earnings or shareholders’ equity, market performance, market share, balance sheet measurements, economic profit, cash flow, shareholder return, margins, productivity improvement, cost control or operational efficiency measures, and working capital, any of which may be measured in absolute terms, growth or improvement during a stated period or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may be particular to a line of business, subsidiary or other unit and may, but need not, be based upon a change or an increase or positive result; and

(iii) establish the factor weightings for EPS Growth, ROI, Budget Performance and any other performance goals selected and established by the Committee as provided for in subsection (ii) above.

(c) Shareholder Approval. The rights of an Executive Officer to receive payment under the Bonus Plan shall be expressly conditioned on obtaining the approval of the Bonus Plan by a majority of Kaman’s shareholders to the extent required under Section 162(m) of the Code prior to such payment.

(d) Adjustments. After the establishment of a performance goal for an Executive Officer under Section 7(b)(ii), the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the award as “performance-based compensation” under Section 162(m) of the Code) or increase the amount of compensation payable with respect to a Participant’s Initial Target Bonus Opportunity for any reason upon the attainment of such performance goal, including but not limited to forfeitures with respect to other Participants.

(e) Re-approval. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in Section 5, Section 6 and Section 7 shall be disclosed to and re-approved by Kaman’s shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which Kaman’s shareholders previously approved such performance goals.

(f) Maximum Amount. The maximum dollar amount for a cash award that may be earned under the Bonus Plan (including any awards granted pursuant to Attachment C of the Bonus Plan) with respect to any Plan Year shall be the lesser of (i) $3,000,000 and (ii) 200% of a Participant’s Initial Target Bonus.

(g) Certification. The Committee shall certify in writing prior to any such payment the extent to which the performance goal or goals (and any other material terms) applicable to such Award Year have been satisfied and the amounts to be paid, vested, or delivered as a result thereof, with respect to the Executive Officers

(h) Waiver of Performance Measures. Notwithstanding anything to the contrary in the Bonus Plan, the Committee shall have no discretion to modify or waive the performance measures or conditions to the grant or vesting of a bonus award unless such award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

Section 8. Bonus Awards Not Subject to Section 162(m). Notwithstanding anything to the contrary in Sections 5, 6, and 7 above, the Committee may authorize the granting, vesting, payment and/or delivery of bonus awards based on performance measures other than the performance goals set forth in Section 5, 6 and 7 above and for performance periods other than Award Years to employees who are not Executive Officers or to Executive Officers to the extent such awards are designated by the Committee at the time of grant as not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Section 7(b) above. Attachment C to the Bonus Plan sets forth the rules applicable to bonus awards for Executive Officers that are based on individual

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performance for the 2008 Award Year. Bonuses under this Section 8 shall be construed as separate and apart from any bonuses awarded hereunder that are based on Company or Business Unit performance goals or other otherwise intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

Section 9. Vesting. Bonus awards held by a Participant vest to the extent that the employer which employs the Participant meets the performance requirements for the applicable Award Year, provided that the Participant remains employed by such entity at the end of that Award Year. Notwithstanding the foregoing, the Committee retains the discretion to eliminate or decrease the amount of any bonus award determined under Sections 5, 6, 7 and 8 and otherwise payable to a Participant to reflect individual performance and/or extraordinary circumstances.

Section 10. Form, Method, and Timing of Payments. All vested bonus awards are to be paid in cash (i.e., payroll check) as soon as practicable after approval by the Committee but in no event later than March 15th following the end of the applicable Award Year. Notwithstanding the foregoing, delay of such payment may be made if such payment would jeopardize the Company from continuing as a going concern (but only to the extent provided for in the regulations under Section 409A of the Code).

Section 11. Nonexclusivity of the Bonus Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. None of the provisions of the Plan shall be deemed to be an amendment to or incorporated in any employment agreement between the Company and any Participant.

Section 12. General.

(a) Amendment, Suspension or Termination. On the recommendation of the Plan Administrators and the Personnel and Compensation Committee of the Board, the Board may amend, suspend, or terminate the Bonus Plan, or any part thereof, at any time and subject to any requirement of stockholder approval imposed by applicable law, rule or regulation; provided, however, that no amendment, suspension or termination shall apply to the payment to any Participant of an award made prior to the effective date of such amendment, suspension or termination.

(b) Administration; Interpretation. The Committee shall be responsible for the interpretation and administration of the Bonus Plan; provided that the determination of the Personnel and Compensation Committee of the Board on any question concerning the interpretation or administration of the Bonus Plan, or with respect to the officers and employees participating or entitled to participate in the Bonus Plan, or as to any payment made or to be made pursuant thereto, shall be final and conclusive.

(c) No Rights to Employment. The Bonus Plan does not confer upon any employee any right to payment of a cash bonus or any right to continued employment with Kaman or any Business Unit, nor does it interfere in any way with the right of Kaman or a Business Unit to terminate, or amend the terms of, the employment of any of its employees, at any time, in accordance with the “at will” employment relationship.

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ATTACHMENT A

FACTOR WEIGHTING AND POINT RANGE

Busness Unit Participants

	Measurement	Weighting	Minimum		Target		Maximum
Factor			Performance	Points Earned	Performance	Points Earned	Performance	Points Earned

Budget vs Target - ROI	% of budget vs. target	20%	50% Budget vs. Target	0	100% Budget vs. Target	20	125% Budget vs. Target	40

Performance vs. Budget - ROI	% of actual ROI vs. budgeted ROI	20%	50% Perf. vs. Budget	0	100% Perf. vs. Budget	20	125% Perf. vs.Budget	40

Performance vs. Target - ROI	Actual ROI - for example KIT	40%	50% Perf. vs. Target	0	100% Perf. vs. Target	40	125% Perf. vs. Target	80

Growth in Earnings - Operating Profit	% growth in oper. Profit	20%	0% Profit Growth	0	8% Profit Growth	20	12% Profit Growth	40

Other Annual Objectives	Varies with Objective			0		20		20

Range of points based on % accomplishment of goal (0-200%)

CONVERSION CHART EXAMPLE
Total Points Earned	Percent Of Target Award Earned

Below 50	0
50	20
60	30
70	45
80	60
90	80
100	100
110	120
120	140
130	160
140	180
150 & Above	200

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Attachment B

CASH BONUS PLAN—CORPORATE PARTICIPANTS

FACTOR WEIGHTING AND POINT RANGE

	Factor	Measurement	Weighting	Minimum		Target		Maximum
				Performance	% of Target Award	Performance	% of Target Award	Performance	% of Target Award

2008	Performance Vs. Budget	Performance on a % of Budget	34%	70% Perf. Vs. Budget	0	95-100% Perf. Vs. Budget	34	135% Perf. Vs. Budget	68

	Growth in EPS	Actual Vs. Russell 2000 5-year average	33%	25th Percentile	0	50th Percentile	33	75th Percentile	66

	Return on Capital	Actual Vs. Russell 2000 5-year average	33%	25th Percentile	0	50th Percentile	33	75th Percentile	66

	Other Objectives	Developed Annually	10%		0		10		10

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Attachment C

Individual Performance

With respect to each Award Year, the Committee shall be entitled to select, in its discretion, Participants who are eligible to receive an additional bonus based upon individual performance (an “Individual Bonus”). Any Individual Bonus awarded under the terms of this Attachment C will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Individual Bonuses shall be paid at the same time and in the same form as bonus awards under the Bonus Plan.

In the case of Corporate Participants or Business Unit Participants who are Executive Officers, the Committee will establish objectives each year for each Participant who is selected to receive an Individual Bonus. These objectives may include financial and non-financial targets. The maximum amount of an Individual Bonus payable to such Participant shall be 10% of a Participant’s base annual salary, subject to the limitations set forth in Section 7(f) of the Bonus Plan.

In the case of Corporate Participants who are not Executive Officers, the Committee will establish objectives each year for each Participant who is selected to receive an Individual Bonus. These objectives may include financial and non-financial targets. The maximum amount of an Individual Bonus payable to such Participant shall be 10% of a Participant’s base annual salary, subject to the limitations set forth in Section 7(f) of the Bonus Plan.

In the case of Business Unit Participants who are not Executive Officers, the Chief Executive Officer of Kaman will establish objectives each year for each Participant who is selected to receive an Individual Bonus. These objectives will be based on the individual Business Unit and may include financial and non-financial targets. The amount of any Individual Bonus payable hereunder shall be subject to the limitations set forth in Section 7(f) of the Plan.

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This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote “FOR” PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

	Please mark your votes as indicated in this example	X

	FOR ALL (except as indicated below)	AUTHORITY WITHHELD			FOR	AGAINST	ABSTAIN
PROPOSAL 1			PROPOSAL 2	To approve the Company’s Cash Bonus Plan (Amended and Restated as of January 1, 2008).	☐	☐	☐
Election of one (1) Class 2 Director
01 Neal J. Keating	☐	☐			FOR	AGAINST	ABSTAIN

Election of three (3) Class 3 Directors			PROPOSAL 3	Ratification of appointment of KPMG LLP as independent registered public accounting firm for the Company.	☐	☐	☐
02 Brian E. Barents	☐	☐
03 Edwin A. Huston	☐	☐
04 Thomas W. Rabaut	☐	☐		To act in their discretion upon any other business which may properly come before the meeting or any adjournment there of.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Title(s)	Date	, 2008

NOTE: Please sign exactly as name(s) appear hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/kamn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at: http://bnymellon.mobular.net/bnymellon/kamn

KAMAN CORPORATION

PROXY FOR COMMON STOCK IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Kaman Corporation Common Stock hereby appoints Neal J. Keating and Robert M. Garneau, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the Common Stock of Kaman Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 16, 2008, beginning at 11:00 a.m., local time, at the company, 1332 Blue Hills Avenue, Bloomfield, Connecticut, and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement and in their discretion, on all other matters that may properly come before such Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no direction is given, then the proxy will be voted “FOR” approval of each of Proposals 1, 2 and 3 and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

The Kaman Corporation Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

PLEASE VOTE TODAY!

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